Exhibit 4.1

INDENTURE

between

VION PHARMACEUTICALS, INC.

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

7.75% Convertible Senior Notes due 2012

Dated as of February 20, 2007

-i-

(continued)

-ii-

(continued)

SECTION 12.12.	Restriction on Common Stock Issuable Upon Conversion	59

-iii-

(continued)

		Page
SECTION 12.13.	Automatic Conversion Rights by the Company	60
SECTION 12.14.	Limit on Shares of Common Stock Issuable Upon Conversion	61

-iv-

Cross – Reference Table*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)
(a)(3)	n/a
(a)(4)	n/a
(a)(5)	n/a
(b)	7.08, 7.10
(c)	n/a
311(a)	7.11
(b)	7.11
(c)	n/a
312(a)	2.05
(b)	10.03
(c)	10.03
313(a)	7.06
(b)(1)	n/a
(b)(2)	7.06
(c)	7.06, 10.02
(d)	n/a
314(a)	4.02, 6.01
(b)	10.05
(c)(1)	n/a
(c)(2)	n/a
(c)(3)	n/a
(d)	n/a
(e)	n/a
(f)	n/a
315(a)	n/a
(b)	n/a
(c)	n/a
(d)	n/a
(e)	n/a
316(a)(last sentence)	n/a
(a)(1)(A)	n/a
(a)(1)(B)	n/a
(a)(2)	n/a
(b)	n/a
(c)	n/a
317(a)(1)	n/a
(a)(2)	n/a
(b)	n/a
318(a)	n/a
(b)	n/a
(c)	10.01

“n/a” means not applicable.
* This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

i

THIS INDENTURE, dated as of February 20, 2007, is between VION PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, as trustee (the “Trustee”). The Company has duly authorized the creation of its 7.75% Convertible Senior Notes due 2012 (the “Convertible Notes”), and to provide therefor the Company and the Trustee have duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders from time to time of the Convertible Notes:

ARTICLE I

Definitions

SECTION 1.01.  Definitions.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Affiliate” means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control of, the referent Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of management or policies of the referent Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any Registrar, Paying Agent, Conversion Agent or co-registrar.

“Agent Member” means any member of, or participant in, the Depositary.

“Board of Directors” means the Board of Directors of the Company or any authorized committee of the Board of Directors.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity; provided, however, that for purposes of the definition of “Fundamental Change”, “Capital Stock” of any Person means capital stock of such Person that is generally entitled (1) to vote in the election of directors of such Person or (2) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Closing Price” means the last reported bid price of the Common Stock on the Nasdaq Capital Market or such other principal market on which the Common Stock is traded on the applicable date.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the shares of Common Stock, par value $0.01 per share, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“Company” means the party named as such above until a successor replaces it in accordance with Article V and thereafter means the successor. References to the Company shall not include any Subsidiary.

“Conversion Price” means the initial conversion price specified in the form of Convertible Note in Paragraph 13 of such form, as adjusted in accordance with the provisions of Article XII.

“Conversion Rate” per $1,000 principal amount of Convertible Notes as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Price, rounded to the nearest thousandth.

“Convertible Notes” means the 7.75% Convertible Senior Notes due 2012 issued, authenticated and delivered under this Indenture.

“Corporate Trust Office” means the corporate trust office of the Trustee, which at the date hereof is located at 100 Wall Street, Suite 1600, New York, New York 10005, or such other address as the Trustee may designate from time to time by notice to the holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders and the Company).

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Depositary” means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

“DTC” means The Depository Trust Company, a New York corporation.

“Effective Price” means the price obtained by dividing (a)(i) $60,000,000 plus (ii) the interest (and Additional Interest, if any) paid by the Company in shares of Common Stock, divided by (b) the total number of shares of Registered Common Stock issued by the Company pursuant to this Indenture and the Convertible Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Change” means the occurrence of any of the following events after the Issue Date:

(1)   any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its subsidiaries to any Person (other than a Subsidiary); provided, however, that (A) a transaction where the holders of all classes of the Company’s Capital Stock immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Capital Stock of such Person immediately after such transaction or (B) a joint venture, licensing arrangement or other strategic relationship involving the licensing, manufacturing or marketing of, or other similar arrangement with respect to, any of the Company’s products (even if such arrangement or relationship involves an investment in the Company) shall not be a Fundamental Change;

(2)   consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the Company’s consolidated assets (considered together with the Subsidiaries) to any Person (other than one of the Subsidiaries) (a joint venture, licensing arrangement or other strategic relationship involving the licensing, manufacturing or marketing of, or other similar arrangement with respect to, any of the Company’s products (even if such arrangement or relationship involves an investment in the Company) shall not be deemed a transfer of all or substantially all of the consolidated assets of the Company and its Subsidiaries); provided, however, that a transaction where the holders of all classes of the Company’s Capital Stock immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Capital Stock of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change;

(3)   a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than the Company, its subsidiaries or its employee benefit plans)) files a Schedule 13D or a Schedule TO, disclosing that it has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of the Company’s Capital Stock representing more than 50% of the voting power of the Company’s Capital Stock; or

(4)   the Company’s stockholders approve any plan or proposal for liquidation or dissolution; provided, however, that a liquidation or dissolution of the Company that is part of a transaction described in clause (2) above that does not constitute a Fundamental Change under the proviso contained in that clause shall not constitute a Fundamental Change;

provided, a Fundamental Change will not be deemed to have occurred if 90% or more of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ or appraisal rights, if any) in the transaction or transactions constituting the Fundamental Change consists of another Person’s common stock or American Depositary Shares representing shares of another Person’s common stock traded on a U.S. national securities exchange, or which will be so traded or quoted when issued or exchanged in connection with the fundamental change, and as a result of such transaction or transactions the Convertible Notes become convertible solely into such common stock or American Depositary Shares.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

“Global Convertible Note Legend” means the legend labeled as such and that is set forth in Exhibit A hereto.

“Indebtedness” means, with respect to any Person, all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments or guarantees of obligations of others (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of such Person that is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), and any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing. For the avoidance of doubt, the following do not constitute Indebtedness: (i) any liability for federal, state, local or other taxes owed or owing by the Company or (ii) trade payables and accrued expenses (including, without limitation, accrued compensation) of the Company, whether for goods, services or materials purchased or provided or otherwise.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Convertible Notes” means Convertible Notes in an aggregate principal amount of $60,000,000 initially issued under this Indenture.

“Institutional Accredited Investors” means institutional accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest” means, when used with reference to the Convertible Notes, any interest payable under the terms of the Convertible Notes, whether in the form of cash or shares of Registered Common Stock or a combination thereof, including Additional Interest, if any, payable under the terms of the Registration Rights Agreement.

“Interest Payment Date” means February 15 and August 15 of each year, commencing with August 15, 2007.

“Issue Date” means the date on which Convertible Notes are first issued and authenticated under this Indenture.

“Material Subsidiary” means any Subsidiary of the Company which at the date of determination is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

“Maturity Date” means February 15, 2012.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or numbers or word or words before or after the title “Vice President”), the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed by an Officer, who may be the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the Controller of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel to the Company and reasonably acceptable to the Trustee, except to the extent otherwise indicated in this Indenture.

“Person” means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

“QIB” means a “Qualified Institutional Buyer” as defined under Rule 144A.

“Registered Common Stock” means shares of Common Stock (i) that do not require registration or approval under any federal securities law or, if applicable, the securities laws of any state where a holder is located, before such shares are freely transferable by the holder thereof without being subject to transfer restrictions under the Securities Act or (ii) for which such registration has been completed pursuant to a registration statement effective under the Securities Act, or otherwise.

“Registered Convertible Note” means a Convertible Note (or portion thereof) (i) that does not require registration or approval under any federal securities law or, if applicable, the securities laws of any state where a holder is located, before such Convertible Note is freely transferable by the holder thereof without being subject to transfer restrictions under the Securities Act or (ii) for which registration has been completed pursuant to a registration statement effective under the Securities Act, or otherwise.

“Registration Rights Agreement” means the Registration Rights Agreement relating to the Convertible Notes and Common Stock issuable upon conversion of such Convertible Notes dated February 20, 2007, between the Company and the initial purchaser party thereto, as such agreement may be amended, modified or supplemented from time to time.

“Regular Record Date” means the February 1 or August 1 immediately preceding each Interest Payment Date.

“Regulation S” means Rules 901 through 905 under the Securities Act.

“Restricted Common Stock Legend” means the legend labeled as such and that is set forth in Exhibit B hereto.

“Restricted Convertible Note Legend” means the legend labeled as such and that is set forth in Exhibit A hereto.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of execution of this Indenture, except as provided in Section 9.03.

“Trading Day” means a day during which trading in securities generally occurs on the Nasdaq Capital Market or, if the Common Stock is not quoted on the Nasdaq Capital Market, on such other principal market on which the Common Stock is traded on the applicable date.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

“Trust Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant treasurer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this Indenture.

“Volume Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page “CMOS EQUITY VAP” in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the Volume Weighted Average Price means the market value per share of Common Stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

SECTION 1.02.  Certain Other Definitions.

Defined in Section
“Aggregate Current Market Price”	12.05
“Automatic Conversion”	12.13
“Automatic Conversion Date”	12.13
“Automatic Conversion Notice”	12.13
“Automatic Conversion Notice Date”	12.13
“Automatic Conversion Trigger Event”	12.13
“Bankruptcy Law”	6.01
“Business Day”	10.07
“Clearstream”	2.01
“Combined Cash and Tender Amount”	12.05
“Combined Tender and Cash Amount”	12.05
“Completion Date”	12.05
“Conversion Agent”	2.03
“Conversion Right”	12.13
“Conversion Shares”	12.05
“Custodian”	6.01
“Distribution Date”	12.05
“Euroclear”	2.01
“Event of Default”	6.01
“Expiration Time”	12.05
“Fundamental Change Date”	4.06
“Fundamental Change Make-Whole Premium”	12.01
“Fundamental Change Offer”	4.06
“Fundamental Change Offer Termination Date”	4.06
“Fundamental Change Payment”	4.06
“Fundamental Change Payment Date”	4.06
“Global Security”	2.01
“Interest Make-Whole Premium”	12.13
“Investment Company Act”	4.11
“Legal Holiday”	10.07
“New Rights Plan”	12.05
“Paying Agent”	2.03
“Redemption”	3.01
“Redemption Date”	3.01
“Redemption Price”	3.01
“Register”	2.03

“Registrar”	2.03
“Rights Plan”	12.05

SECTION 1.03.  Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Commission;

“indenture securities” means the Convertible Notes;

“indenture security holder” means a holder of a Convertible Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Convertible Notes means the Company or any other obligor on the Convertible Notes.

All other terms in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  Rules of Construction. Unless the context otherwise requires:

(1)  a term has the meaning assigned to it;

(2)  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)  “or” is not exclusive;

(4)  words in the singular include the plural, and in the plural include the singular; and

(5)  the male, female and neuter genders include one another.

ARTICLE II

The Convertible Notes

SECTION 2.01.  Form and Dating. (a) Global Securities.

The Convertible Notes sold to QIBs in reliance on Rule 144A, sold in offshore transactions in reliance on Regulation S and sold to Institutional Accredited Investors shall be issued in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the Global Convertible Note Legend and Restricted Convertible Note Legend, if applicable, set forth in Exhibit A hereto (each, a “Global Security”). Any Global Security shall be deposited on behalf of the purchasers of the Convertible Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary (and, in the case of Convertible Notes held in accordance with Regulation S, registered with the Depositary for the accounts of designated agents holding on behalf of the Euroclear System (“Euroclear”) or Clearstream Banking, societe anonyme (“Clearstream”)), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided. The Convertible Notes sold to QIBs in reliance on Rule 144A shall be eligible for trading on the PORTAL Market of the National Association of Securities Dealers, Inc.

(b)  Book-Entry Provisions. This Section 2.01(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b) and the written order of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as custodian for the Depositary pursuant to a FAST Balance Certificate Agreement between the Depositary and the Trustee.

Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “Management Regulations and Instructions to Participants” of Clearstream shall be applicable to interests in any Global Securities that are held by participants through Euroclear or Clearstream. The Trustee shall have no obligation to notify holders of any such procedures or to monitor or enforce compliance with the same.

(c)  Definitive Securities. Except as provided in Section 2.10, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Convertible Notes in definitive form. If applicable, certificated Convertible Notes in definitive form will bear the Restricted Convertible Note Legend set forth on Exhibit A unless removed in accordance with Section 2.06(c).

SECTION 2.02.  Execution and Authentication. One Officer shall sign the Convertible Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Convertible Note no longer holds that office at the time the Convertible Note is authenticated, the Convertible Note shall nevertheless be valid.

A Convertible Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Convertible Note has been authenticated under this Indenture.

Upon a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Initial Convertible Notes upon the execution of this Indenture for original issue in an aggregate principal amount of $60,000,000. The aggregate principal amount of the Initial Convertible Notes outstanding at any time may not exceed that amount except as provided in Section 2.07.

The Convertible Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 or any integral multiple thereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Convertible Notes. An authenticating agent may authenticate Convertible Notes whenever the Trustee may do so.

Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.  Registrar, Paying Agent and Conversion Agent. The Company shall maintain or cause to be maintained in The City of New York, New York an office or agency: (i) where securities may be presented for registration of transfer or for exchange (“Registrar”); (ii) where Convertible Notes may be presented for payment (“Paying Agent”); (iii) where Convertible Notes may be presented for conversion (the “Conversion Agent”); (iv) where Convertible Notes may be presented for redemption; and (v) where notices and demands to or upon the Company in respect of Convertible Notes and this Indenture may be served by the holders of the Convertible Notes. The Registrar shall keep a Register (“Register”) of the Convertible Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term “Paying Agent” includes any additional paying agent, and the term “Conversion Agent” includes any additional Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar without prior notice. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company or any of its Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar, except that for purposes of Article VIII and Section 4.06, neither the Company nor any of its Subsidiaries shall act as Paying Agent. If the Company fails to appoint or maintain another entity as Registrar, or Paying Agent or Conversion Agent, the Trustee shall act as such, and the Trustee shall initially act as such.

SECTION 2.04.  Paying Agent To Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee, who hereby so agrees), to agree in writing that the Paying Agent will hold in trust for the benefit of holders of the Convertible Notes or the Trustee all money held by the Paying Agent for the payment of principal, interest or Additional Interest on the Convertible Notes, and will promptly notify the Trustee in writing of any default by the Company in respect of making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the holders of the Convertible Notes all money held by it as Paying Agent.

SECTION 2.05.  Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of Convertible Notes and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days (as defined below) before each Interest Payment Date, and as the Trustee may request in writing within 15 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders of Convertible Notes.

SECTION 2.06.  Transfer and Exchange. (a) When Convertible Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Convertible Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Convertible Notes at the Registrar’s request, bearing registration numbers not contemporaneously outstanding. No service charge shall be made to a holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company and the Registrar may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith (other than any such transfer taxes or other governmental surcharge payable upon exchanges pursuant to Sections 2.10, 4.06, 9.05 or 12.02).

The Company or the Registrar shall not be required (i) to register the transfer of any Convertible Notes surrendered for repurchase pursuant to Section 4.06 or (ii) to register the transfer of any Convertible Notes surrendered for conversion.

All Convertible Notes issued upon any transfer or exchange of Convertible Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Convertible Notes surrendered upon such registration of transfer or exchange.

(b)  Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Sections 2.01(b) and 2.10; provided, however, that beneficial interests in a Global Security may only be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Security in accordance with the transfer restrictions set forth, to the extent applicable, in the Restricted Convertible Note Legend.

Except for transfers or exchanges made in accordance with Section 2.10, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

In the event that a Global Security is exchanged for Convertible Notes in definitive form pursuant to Section 2.10 prior to the effectiveness of a Shelf Registration Statement with respect to such Convertible Notes, such exchange may occur, and such Convertible Notes may be further exchanged or transferred, only upon receipt by the Registrar of (1) such Global Security or such Convertible Notes in definitive form, duly endorsed as provided herein, as applicable, (2) instructions from the holder directing the Trustee to authenticate and make available for delivery one or more Convertible Notes in definitive form of the same aggregate principal amount as the Global Security or the Convertible Notes in definitive form (or portion thereof), as applicable, to be transferred, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Convertible Notes in definitive form to be so issued and appropriate delivery instructions, and (3) such certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be), and upon compliance with such other procedures as may from time to time be adopted by the Company and the Registrar.

(c)  Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Convertible Notes are issued upon the registration of transfer, exchange or replacement of Convertible Notes bearing a Restricted Convertible Note Legend, or if a request is made to remove such a Restrictive Securities Legend on Convertible Notes, the Convertible Notes so issued shall bear the Restricted Convertible Note Legend, or a Restricted Convertible Note Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an Opinion of Counsel given in accordance with the laws in the State of New York, as may be reasonably required by the Company and the Trustee, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Convertible Notes are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver Convertible Notes that do not bear the legend. The Company shall not otherwise be entitled to require the delivery of a legal opinion in connection with any transfer or exchange of Convertible Notes.

(d)  Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(e)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Convertible Notes (including any transfers between or among the Depositary’s participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07.  Replacement Convertible Notes. If the holder of a Convertible Note claims that its Convertible Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Convertible Note if the Trustee’s and the Company’s requirements are met. The Trustee shall require, as a condition of authenticating a replacement Convertible Note, that the holder of the Convertible Note provide a certificate of loss and an indemnity or an indemnity bond sufficient, in the judgment of both the Company and the Trustee, to fully protect the Company, the Trustee, any Agent and any authenticating agent from any loss, liability, cost or expense which any of them may suffer or incur if the Convertible Note is replaced. The Company and the Trustee may charge the relevant holder for their expenses in replacing any Convertible Note.

The Trustee or any authenticating agent may authenticate any such substituted Convertible Note, and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Convertible Note, the Company and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Convertible Note which has matured or is about to mature, or has been submitted for repurchase pursuant to Section 4.06 or is about to be converted into Common Stock pursuant to Article XII, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Convertible Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Convertible Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Convertible Note and of the ownership thereof.

Every replacement Convertible Note is an additional obligation of the Company and shall be entitled to all the benefits provided under this Indenture equally and proportionately with all other Convertible Notes duly issued, authenticated and delivered hereunder.

SECTION 2.08.  Outstanding Convertible Notes. The Convertible Notes outstanding at any time are all the Convertible Notes properly authenticated by the Trustee except for those canceled by the Trustee, those delivered to it for cancellation those paid pursuant to Section 2.07 hereof and those described in this Section 2.08 as not outstanding.

If a Convertible Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Convertible Note is held by a bona fide purchaser.

If Convertible Notes are considered paid under Section 4.01 or converted under Article XII, they cease to be outstanding, and interest (and Additional Interest, if any) on them ceases to accrue.

Subject to Section 2.09 hereof, a Convertible Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Convertible Note.

SECTION 2.09.  When Treasury Convertible Notes Disregarded. In determining whether the holders of the required principal amount of Convertible Notes have concurred in any direction, waiver or consent, Convertible Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Convertible Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10.  Temporary Convertible Notes. (a) Until definitive Convertible Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Convertible Notes. Temporary Convertible Notes shall be substantially in the form of definitive Convertible Notes but may have variations that the Company considers appropriate for temporary Convertible Notes and shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Convertible Notes in exchange for temporary Convertible Notes.

(b)  A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Convertible Notes in definitive form only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act and in either case a successor Depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing.

(c)  Any Global Security or interest thereon that is transferable to the beneficial owners thereof in the form of certificated Convertible Notes in definitive form shall, if held by the Depositary, be surrendered by the Depositary to the Trustee, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Convertible Notes of authorized denominations in the form of certificated Convertible Notes in definitive form. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Convertible Notes in the form of certificated Convertible Notes in definitive form delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.06(c), bear the Restricted Convertible Note Legend set forth in Exhibit A hereto.

(d)  Prior to any transfer pursuant to Section 2.10(b), the registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Convertible Notes.

SECTION 2.11.  Cancellation. The Company at any time may deliver Convertible Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Convertible Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else may cancel Convertible Notes surrendered for registration of transfer, exchange, payment, replacement, conversion, repurchase or cancellation. Upon written instructions of the Company, the Trustee shall cancel and dispose of such canceled Convertible Notes in accordance with its procedures, in effect as of the date of such cancellation, for the disposition of cancelled securities. The Company may not issue new Convertible Notes to replace Convertible Notes that it has paid or repurchased or that have been delivered to the Trustee for cancellation or that any holder has (i) converted pursuant to Article XII hereof or (ii) submitted for repurchase pursuant to Section 4.06 hereof (unless revoked).

SECTION 2.12.  Defaulted Interest. If the Company fails to make a payment of interest on the Convertible Notes, it shall pay such defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest. It may pay such defaulted interest, plus any such interest payable on it, to the Persons who are holders of Convertible Notes on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to holders of the Convertible Notes a notice that states the record date, payment date and amount of such interest to be paid.

SECTION 2.13.  CUSIP Number. The Company in issuing the Convertible Notes shall use a “CUSIP” number, and such CUSIP number shall be included in notices of repurchase or exchange as a convenience to holders of Convertible Notes; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Convertible Notes and that reliance may be placed only on the other identification numbers printed on the Convertible Notes. The Company will promptly notify the Trustee in writing of any change in the CUSIP number.

SECTION 2.14.  Regulation S. The Company agrees that, with respect to beneficial interests in the Regulation S Global Security, it will refuse to register any transfer of such Convertible Notes or any shares of Common Stock issued upon conversion of such Convertible Notes that is not made in accordance with the provisions of Regulation S under the Securities Act, pursuant to a registration statement which has been declared effective under the Securities

Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided, however, that the provisions of this Section 2.14 shall not be applicable to any Convertible Notes which do not bear a Restricted Convertible Note Legend or to any shares of Common Stock evidenced by certificates which do not bear a Restricted Common Stock Legend, if any applicable legends were removed in accordance with Section 2.06(c).

ARTICLE III

Option to Redeem by the Company

SECTION 3.01.  Option to Redeem by the Company. The Company shall have the right to redeem the Convertible Notes (a “Redemption”) at any time on or after February 15, 2010 (the “Redemption Date”), on at least 30 days and no more than 60 days notice, in whole or in part, in cash, at a redemption price (“Redemption Price”) equal to 100% of the principal amount of the Convertible Notes so redeemed plus accrued and unpaid interest up to, but not including, the Redemption Date. Prior to February 15, 2010, the Company may not redeem the Convertible Notes.

If less than all of the outstanding Convertible Notes are to be redeemed, the Trustee shall select, in principal amount at maturity of $1,000 or integral multiples thereof, the Convertible Notes to be redeemed. In such event, the Trustee shall select the Convertible Notes to be redeemed by lot, pro rata or by any other method the Trustee considers fair and appropriate or in any manner required by the Depositary.

SECTION 3.02.  Notice of Redemption. In case of a Redemption by the Company, at least 30 days prior to the Redemption Date, notice of Redemption shall be given in the manner provided in Section 12.11 to all holders of Convertible Notes. All notices of Redemption shall identify the Convertible Notes to be redeemed (including CUSIP numbers) and shall state:

(a)  the Redemption Date;

(b)  the Redemption Price;

(c)  that on the Redemption Date, the Redemption Price will become due and payable upon each such Convertible Note to be redeemed, and that interest thereon shall cease to accrue on and after said date;

(d)  the Conversion Rate, the date on which the right to convert the Convertible Notes to be redeemed will terminate and the places where such Convertible Notes may be surrendered for conversion; and

(e)  the place or places where such Convertible Notes are to be surrendered for payment of the Redemption Price.

If any of the Convertible Notes to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

Notice of Redemption of Convertible Notes shall be given by the Company or, at the Company’s written request, delivered to the Trustee at least five (5) Business Days prior to the requested date of mailing by the Trustee, in the name of and at the expense of the Company. Notice of Redemption received by the Trustee shall be given by the Trustee to the Paying Agent in the name of and at the expense of the Company.

SECTION 3.03.  Deposit of Redemption Price. Not less than one (1) Business Day prior to any Redemption Date, the Company shall deposit with the Trustee (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04) an amount of money (which shall be in immediately available funds on such Redemption Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued or unpaid interest and Additional Interest on, all the Convertible Notes that are to be redeemed on that date other than any Convertible Notes called for Redemption on that date that have been converted prior to the date of such deposit.

If any Convertible Note called for Redemption is converted, any money deposited with the Trustee or so segregated and held in trust for the Redemption of such Convertible Note shall (subject to any right of the holder or such to receive interest as provided in Section 4.01) be paid to the Company upon request or, if then held by the Company, shall be discharged from such trust.

SECTION 3.04.  Convertible Notes Payable on Redemption Date. Notice of Redemption having been given as aforesaid, the Convertible Notes to be so redeemed shall, on the applicable Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price, including any applicable accrued interest) such Convertible Notes shall cease to bear interest. Upon surrender of any Convertible Notes for Redemption in accordance with said notice, such Convertible Note shall be paid by the Company at the Redemption Price together with any applicable accrued and unpaid interest and Additional Interest up to but not including the Redemption Date; provided, however, that installments of interest on Convertible Notes whose stated maturity is on or prior to the Redemption Date shall be payable to the holders of such Convertible Notes, or registered as such on the relevant Record Date according to their terms and the provisions.

If any Convertible Note called for Redemption shall not be so paid upon surrender thereof for Redemption, the principal amount of, premium, if any, and, to the extent permitted by applicable law, accrued interest on such Convertible Note shall, until paid, bear interest from the Redemption Date at the rate then in effect, and such Convertible Note shall remain convertible until the principal of such Convertible Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

SECTION 3.05.  Convertible Notes Redeemed in Part. Any Convertible Note that is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 2.03 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the holder of such Convertible Note without service charge, a new Registered Convertible Note or Convertible Notes, of any authorized denomination as requested by such holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Convertible Note so surrendered.

ARTICLE IV

COVENANTS

SECTION 4.01.  Payment of Convertible Notes. The Company shall pay the principal of, the interest (and Additional Interest, if any) on and any other payments due (including, but not limited to, the Fundamental Change Payment, the Fundamental Change Make-Whole Premium, the Interest Make-Whole Premium (as defined below) and the Redemption Price, as applicable) under the Convertible Notes on the dates and in the manner provided in the Convertible Notes. Principal, interest (and Additional Interest, if any) and any other payments due shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or a Subsidiary of the Company) holds as of 10:00 a.m., New York City time, on that date immediately available funds designated for and sufficient to pay all principal, interest (and Additional Interest, if any) and any other payments then due. Notwithstanding the foregoing, if the Company pays interest (or Additional Interest, if any) with shares of Common Stock, such payments shall be considered paid on the date the Company transmits to the transfer agent, with a copy to the Trustee, an instruction to issue such shares to the holders of the Convertible Notes in accordance with the requirements of such transfer agent, and issues a press release announcing that the Company has instructed the transfer agent for the Common Stock to issue shares of Common Stock in payment of such interest, along with the aggregate number of such shares to be issued.

To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by Convertible Notes, compounded semiannually; (ii) overdue installments of interest (without regard to any applicable grace period) (interest (or Additional Interest, if any) paid with shares of Common Stock shall not be deemed overdue if the procedures set forth in the last sentence of the immediately preceding paragraph are followed) at the same rate, compounded semiannually, in accordance with Section 2.12; and (iii) any other overdue payments (including, but not limited to, the Fundamental Change Payment, the Fundamental Change Make-Whole Premium, the Interest Make-Whole Premium and the Redemption Price, as applicable) at the same rate, compounded semiannually.

SECTION 4.02.  Commission Reports. The Company shall comply with Section 314(a) of the TIA. Delivery of such reports, information and documents and those under Section 4.10 to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 4.03.  Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate, one of the signatories of which shall be the principal executive, principal financial or principal accounting officer of the Company, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has fully performed its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, no Default or Event of Default has occurred hereunder (or, if any Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and, that to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest (or Additional Interest, if any) on the Convertible Notes are prohibited.

The Company shall, so long as any of the Convertible Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.04.  Maintenance of Office or Agency. The Company shall maintain or cause to be maintained the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not maintained by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands with respect to the Convertible Notes may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Convertible Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation.

SECTION 4.05.  Continued Existence. Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 4.06.  Repurchase Upon Fundamental Change. Following a Fundamental Change (the date of each such occurrence being the “Fundamental Change Date”), the Company shall notify the holders of Convertible Notes in writing of such occurrence and shall make an offer (the “Fundamental Change Offer”) to repurchase all Convertible Notes then outstanding at a repurchase price in cash (the “Fundamental Change Payment”) equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the Fundamental Change Payment Date (as defined below). In connection with a repurchase upon Fundamental Change, the Company shall comply with all applicable federal and state securities laws, including but not limited to, the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, and file Schedule TO or any other required schedule under the Exchange Act.

Notice of a Fundamental Change shall be mailed by or at the direction of the Company to the holders of Convertible Notes as shown on the Register of such holders maintained by the Registrar not more than 20 days after the applicable Fundamental Change

Date at the addresses as shown on the Register of holders maintained by the Registrar, with a copy to the Trustee and the Paying Agent. The Fundamental Change Offer shall remain open until a specified date (the “Fundamental Change Offer Termination Date”) until the Business Day prior to the Fundamental Change Payment Date or such longer period as required by Federal securities laws. During the period specified in such notice, holders of Convertible Notes may elect to tender their Convertible Notes in whole or in part in integral multiples of $1,000 in exchange for cash. Payment shall be made by the Company in respect of Convertible Notes properly tendered pursuant to this Section 4.06 on the first Business Day (the “Fundamental Change Payment Date”) that is 20 Business Days after the date of the notice of Fundamental Change or such longer period as required by Federal securities laws.

The notice, which shall govern the terms of the Fundamental Change Offer, shall identify the Convertible Notes (including CUSIP numbers) and shall include such disclosures as are required by law and shall state:

(a)  that a Fundamental Change Offer is being made pursuant to this Section 4.06 and that all Convertible Notes will be accepted for payment;

(b)  the event, transaction or transactions that constitute the Fundamental Change;

(c)  the Fundamental Change Payment for each Convertible Note, the Fundamental Change Offer Termination Date and the Fundamental Change Payment Date;

(d)  that any Convertible Note not accepted for payment will continue to accrue interest and Additional Interest, if applicable, in accordance with the terms thereof;

(e)  that, unless the Company defaults on making the Fundamental Change Payment, any Convertible Note accepted for payment pursuant to the Fundamental Change Offer shall cease to accrue interest and Additional Interest, if applicable, on the Fundamental Change Payment Date and no further interest or Additional Interest shall accrue on or after such date;

(f)  that holders electing to have Convertible Notes repurchased pursuant to a Fundamental Change Offer will be required to surrender their Convertible Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Fundamental Change Offer Termination Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent (which letter of transmittal shall require the holder to specify (i) if certificated Convertible Notes have been issued to such holder, the certificate numbers of the Convertible Notes to be delivered for repurchase, or if the Convertible Notes issued to such holder are not in certificated form, such information as required to comply with appropriate procedures of the Depositary and (ii) the principal amount of Convertible Notes, in integral multiples of $1,000, to be repurchased);

(g)  that holders of Convertible Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, one Business Day prior to the Fundamental Change Offer Termination Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of Convertible Notes the holder delivered for purchase, the Convertible Note certificate number (if any) and a statement that such holder is withdrawing his election to have such Convertible Notes purchased;

(h)  that holders whose Convertible Notes are repurchased only in part will be issued Convertible Notes equal in principal amount to the unpurchased portion of the Convertible Notes surrendered;

(i)  the instructions that holders must follow in order to tender their Convertible Notes;

(j)  that in the case of a Fundamental Change Payment Date that is also an Interest Payment Date, the interest payment and Additional Interest, if any, due on such date shall be paid to the Person in whose name the Convertible Note is registered at the close of business on the relevant Fundamental Change Offer Termination Date; and

(k)  information concerning the applicable Conversion Rate.

On the Fundamental Change Offer Termination Date, the Company shall (i) accept for payment all Convertible Notes or portions thereof properly tendered pursuant to the Fundamental Change Offer, (ii) deposit with the Paying Agent money sufficient to pay the Fundamental Change Payment with respect to all Convertible Notes or portions thereof so tendered and accepted and (iii) deliver or cause to be delivered to the Trustee the Convertible Notes so accepted together with an Officer’s Certificate setting forth the aggregate principal amount of Convertible Notes or portions thereof tendered to and accepted for payment by the Company. On the Fundamental Change Payment Date, the Paying Agent shall mail or deliver the Fundamental Change Payment to the holders of Convertible Notes so accepted and the Trustee shall promptly authenticate and mail or cause to be transferred by book-entry to such holders a new Convertible Note equal in principal amount to any unpurchased portion of the Convertible Note surrendered, if any; provided, however, that such new Convertible Notes will be in a principal amount of $1,000 or an integral multiple thereof. Any Convertible Notes not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

In the case of any reclassification, change, consolidation, merger, share exchange, combination or sale or conveyance to which Section 12.07 applies in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash) which includes shares of Common Stock of the Company or another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or share exchange or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of Convertible Notes to cause the Company to repurchase Convertible Notes following a Fundamental Change, including the applicable provisions of this Section 4.06 and the definition of Fundamental Change, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provision apply to such common stock and the issuer thereof if different from the Company and

Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

The Fundamental Change Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, to the extent such laws and regulations are then applicable and shall include all instructions and materials that the Company shall reasonably deem necessary to enable such holders of Convertible Notes to tender their Convertible Notes.

SECTION 4.07.  Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.08.  Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforced, that may affect the Company’s obligation to pay the Convertible Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Convertible Notes, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.09.  Taxes. The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and government levies imposed upon the Company or its property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or levy (i) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company and its Subsidiaries taken as a whole, or (ii) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

SECTION 4.10.  Reports. If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a holder of a Convertible Note, the Company will promptly furnish or cause to be furnished to such holder or to a prospective purchaser of such Convertible Note designated by such holder, as the case may be, the information, if any, required to be delivered by it pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with the resale of such Convertible Note; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of the date such Convertible Note was last acquired from the Company or an Affiliate of the Company.

SECTION 4.11.  Investment Company Act. As long as any Convertible Notes are outstanding, the Company will conduct its business and operations so as not to become an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and will take all steps required in order for it to continue not to be an “investment company” and not to be required to be registered under the Investment Company Act, including, if necessary, redeployment of the assets of the Company.

SECTION 4.12.  Payment in Registered Common Stock. To the extent payment in Common Stock is permitted under the provisions of this Indenture, such payment can only be made in the form of Registered Common Stock.

SECTION 4.13.  Incurrence of Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, incur or suffer to exist (i) secured Indebtedness, (ii) senior unsecured Indebtedness, (iii) subordinated Indebtedness that matures on or before the maturity date of the Convertible Notes or (iv) Indebtedness of any of its Subsidiaries, in an aggregate principal amount for all of the foregoing which exceeds $5,000,000, unless, in the case of clause (i) only, the Convertible Notes are equally and ratably secured with such secured Indebtedness in excess of such $5,000,000 limit.

SECTION 4.14.  Guarantees of Domestic Subsidiaries. In the event the Company forms a domestic Subsidiary after the Issue Date, the Company shall cause such Subsidiary to guarantee all obligations set forth in this Indenture and take all such other action as required by the Trustee including executing a supplemental indenture.

SECTION 4.15.  Additional Interest. If Additional Interest is payable by the Company pursuant to Section 7 of the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest per U.S.$1,000 principal amount of the Convertible Notes that is payable, (ii) the facts and calculations supporting the determination of such amount and (iii) the date on which such damages are payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable.

SECTION 4.16.  Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding  Convertible Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE V

Successors

SECTION 5.01.  When the Company May Merge, Etc. The Company may not, without the consent of majority of the aggregate principal amount of outstanding Convertible Notes, in a single transaction or series of related transactions, consolidate or merge with or into or effect a share exchange with (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, any Person as an entirety or substantially as an entirety unless:

(a)  The resulting, surviving or transferee Person (including the Company) is a corporation organized and existing under the laws of:

(i)  The United States, any state thereof or the District of Columbia; or

(ii)  Any member country of the European Union, or any other country if the organization and existence of such Person in such country would not impair the rights of holders and such resulting, surviving or transferee Person has common stock, or American Depository Receipts representing such common stock, trading on a national securities exchange in the United States;

(b)  Such Person assumes all of the Company’s obligations under the Convertible Notes and this Indenture;

(c)  The Company or such successor Person shall not immediately thereafter be in default under this Indenture; and

(d)  The other conditions described in this Indenture are met.

For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the capital stock of which individually or in the aggregate constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company, and (b) a joint venture, licensing arrangement or other strategic relationship involving the licensing, manufacturing or marketing of, or other similar arrangements with respect to, any of the Company’s products, even if such arrangement involves an investment in the Company, shall not be deemed a transfer of all or substantially all of the consolidated assets of the Company and its Subsidiaries.

SECTION 5.02.  Successor Corporation Substituted. Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with Section 5.01, the successor Person formed by such consolidation or share exchange or into which the Company is merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein, and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Convertible Notes.

SECTION 5.03.  Purchase Option on Fundamental Change. This Article V does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 4.06.

ARTICLE VI

Defaults and Remedies

SECTION 6.01.  Events of Default. An “Event of Default” with respect to any Convertible Notes occurs if:

(a)  the Company defaults in the payment of principal of the Convertible Notes when due and payable at maturity, upon repurchase, upon acceleration or otherwise; or

(b)  the Company defaults in the payment of any installment of interest or Additional Interest on the Convertible Notes when due (including any interest or Additional Interest payable in connection with a repurchase pursuant to Section 4.06) and continuance of such default for 30 days or more (for purposes of clarity, no “Default” or “Event of Default” will occur hereunder until such 30 day period has elapsed without the payment of interest or Additional Interest); or

(c)  the Company defaults in the payment of the Redemption Price, the Interest Make-Whole Premium, the Fundamental Change Payment or the Fundamental Change Make-Whole Premium, as applicable, in respect of the Convertible Notes, when due and payable; or

(d)  the Company fails to deliver the required number of shares of Registered Common Stock together with any cash in lieu of fractional shares when such shares of Registered Common Stock and cash are required to be delivered upon conversion of a Convertible Note or upon a Fundamental Change, and such default continues for a period of five Business Days or more; or

(e)  the Company fails to provide timely notice of any Fundamental Change in accordance with Section 4.06; or

(f)  the Company or any Subsidiary defaults in the performance of, or breaches, any covenant of the Company set forth in this Indenture (other than a default set forth in clauses (a), (b), (c), (d), or (e) above) and fails to cure such default or breach within a period of 60 days after the receipt by the Company of written notice from the Trustee or the receipt by the Company and the Trustee of written notice from the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes; or

(g)  (i) failure by the Company or any Subsidiary to make any payment by the end of any applicable grace period of Indebtedness (to the extent such Indebtedness exceeds $5,000,000) and continuance of such failure for thirty days, or (ii) the acceleration of such Indebtedness (to the extent such Indebtedness exceeds $5,000,000) because of a default with respect to such Indebtedness and such Indebtedness is not discharged or such acceleration is not cured, waived, rescinded or annulled within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of not less than 25% in aggregate principal amount of the Convertible Notes then outstanding; provided, however, that if any such failure or acceleration referred to in clause (i) or (ii) shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; or

(h)  failure to pay a final, nonappealable judgment or final, nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money entered by a court or courts of competent jurisdiction against the Company or any Material Subsidiaries of the Company, which judgments remain unstayed, unbonded or undischarged for a period of 60 days, provided that the aggregate amount of all such judgments exceeds $10,000,000; or

(i)  the Company or any Material Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)  commences a voluntary case,

(ii)  consents to the entry of an order for relief against it in an involuntary case,

(iii)  consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv)  makes a general assignment for the benefit of its creditors, or

(v)  makes the admission in writing that it generally is unable to pay its debts as the same become due; or

(j)  a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

(i)  is for relief against the Company or any Material Subsidiary in an involuntary case, and the order or decree remains unstayed and in effect for 90 days,

(ii)  appoints a Custodian of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days, or

(iii)  orders the liquidation of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

The sole remedy for an Event of Default specified in clause (f) above arising out of any breach of the Company’s obligation under this Indenture to file periodic or other reports (including pursuant to Section 314(a)(1) of the TIA) shall consist exclusively of the right to receive additional interest on the Convertible Notes in the amount of 0.50% per annum during the first 120 days after occurrence and during the continuance of such Event of Default. This additional interest will be payable in the same manner as Additional Interest accruing under the Registration Rights Agreement; provided that the aggregate of all such additional interest (including Additional Interest accruing under the Registration Rights Agreement) shall not exceed 0.50% per annum. Once the event giving rise to the additional interest has been cured, the interest payable on the Convertible Notes will return to the initial interest rate specified (excluding any Additional Interest payable under the Registration Rights Agreement). If such Event of Default has not been cured or waived prior to such 120th day, then either the Trustee or the holders of not less than 25% in aggregate principal amount of the Convertible Notes then outstanding may declare the principal amount of the Convertible Notes outstanding plus accrued and unpaid interest through, but excluding, the date of such declaration to be immediately due and payable.

SECTION 6.02.  Acceleration. If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (i) and (j) of Section 6.01) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes, by written notice to the Company and the Trustee, may declare the unpaid principal of, and accrued and unpaid interest and Additional Interest, if any, on all the Convertible Notes to be due and payable. Upon such declaration, such principal amount, and accrued and unpaid interest and Additional Interest, if any, shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Convertible Notes to the contrary, but subject to the provisions of Article XI. If any Event of Default with respect to the Company specified in clauses (i) or (j) of Section 6.01 occurs, all unpaid principal of, and accrued and unpaid interest and Additional Interest, if any, on the Convertible Notes then outstanding shall become automatically due and payable subject to the provisions of Article XI, without any declaration or other act on the part of the Trustee or any holder of Convertible Notes.

The holders of a majority in aggregate principal amount of the then outstanding Convertible Notes by written notice to the Trustee may rescind an acceleration of the Convertible Notes and its consequences if all existing Events of Default (other than nonpayment of principal of and interest and Additional Interest, if any, on the Convertible Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest or Additional Interest, if applicable, on the Convertible Notes or to enforce the performance of any provision of the Convertible Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Convertible Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of a Convertible Note in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Defaults. The holders of a majority in aggregate principal amount of the Convertible Notes then outstanding may, on behalf of the holders of all the Convertible Notes, waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, or interest or Additional Interest, if applicable, on the Convertible Notes (other than the non-payment of principal of, and interest and Additional Interest, if any, on the Convertible Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all holders of Convertible Notes; provided, however, that in order to waive any provisions of Article XI, holders of at least 75% in aggregate principal amount of Convertible Notes then outstanding must consent to such waiver if such waiver would adversely affect the rights of holders of Convertible Notes. When a Default or Event of Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.  Control by Majority. The holders of a majority in aggregate principal amount of the then outstanding Convertible Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other holders of Convertible Notes or that may involve the Trustee in personal liability; provided, however, that the Trustee shall have no duty or obligation (subject to Section 7.01) to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders; provided further, however, that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

SECTION 6.06.  Limitation on Suits. A holder of a Convertible Note may not pursue any remedy with respect to this Indenture or the Convertible Notes unless:

(a)  the holder gives to the Trustee written notice of a continuing Event of Default;

(b)  the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes make a written request to the Trustee to pursue the remedy;

(c)  such holder or holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)  the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)  during such 60-day period the holders of a majority in aggregate principal amount of the then outstanding Convertible Notes do not give the Trustee a direction inconsistent with the request.

A holder of a Convertible Note may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

SECTION 6.07.  Rights of Holders To Receive Payment. Subject to the provisions of Article XI hereof, notwithstanding any other provision of this Indenture, the right of any holder of a Convertible Note to receive payment of principal, and interest and Additional Interest, if any, on the Convertible Note, on or after the respective due dates expressed in the Convertible Note, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Convertible Note shall not be impaired or affected without the consent of the holder of a Convertible Note.

SECTION 6.08.  Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a), (b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, and interest and Additional Interest, if any, remaining unpaid on the Convertible Notes and interest on overdue principal, and interest and Additional Interest, if any, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the holders of Convertible Notes allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of a Convertible Note any plan of reorganization, arrangement, adjustment or composition affecting the Convertible Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

SECTION 6.10.  Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

Second: to holders of Convertible Notes for amounts due and unpaid on the Convertible Notes for principal, and interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Convertible Notes for principal, and interest and Additional Interest, if any, respectively; and

Third: to the Company.

Except as otherwise provided in Section 2.12, the Trustee may fix a record date and payment date for any payment to holders of Convertible Notes.

SECTION 6.11.  Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in principal amount of the then outstanding Convertible Notes.

ARTICLE VII

The Trustee

The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII and the provisions of the TIA.

SECTION 7.01.  Duties of the Trustee. (a) If an Event of Default known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)  Except during the continuance of an Event of Default known to the Trustee:

(1)  the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form required by this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)  this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it pursuant to Section 6.05.

(d)  Whether or not therein expressly so provided, every provision of this Indenture that is in any way related to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

(f)  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of the Trustee. (a) The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter contained therein.

(b)  Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof is herein specifically prescribed). In addition, before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and other persons not regularly in its employ and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)  The Trustee shall not be liable for any action it takes or omits to take in good faith without negligence or willful misconduct which it believes to be authorized or within its discretion, rights or powers.

(e)  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)  The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(g)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or discretion of any of the holders of Convertible Notes pursuant to the provisions of this Indenture, unless such holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby.

(h)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document unless requested in writing to do so by the holders of not less than a majority in aggregate principal amount of the Convertible Notes then outstanding, provided that if the Trustee determines in its discretion to make any such investigation, then it shall be entitled, upon reasonable prior notice and during normal business hours, to examine the books and records and the premises of the Company, personally or by agent or attorney, and the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be reimbursed by the Company upon demand.

(i)  The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

(j)  The Trustee shall not be responsible for any calculation of the Fundamental Change Make-Whole Premium, the computation of any adjustment to the Conversion Price or for any determination as to whether an adjustment is required and shall not be deemed to have knowledge of any adjustment unless and until it shall have received the written notice from the Company contemplated by Section 12.05(j).

(k)  Subject to the limitations of TIA § 315(d) and Section 7.01(c), in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office for the Trustee, and such notice references the Convertible Notes and this Indenture.

(m)  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Persons employed to act hereunder.

(n)  The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Officer authorized to sign an Officer’s Certificate, including any Officer specified as so authorized in any such certificate previously delivered and not superseded.

(o)  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.03.  Individual Rights of the Trustee. Subject to Sections 7.10 and 7.11, the Trustee in its individual or any other capacity may become the owner or pledgee of Convertible Notes with the same rights it would have if it were not the Trustee and may otherwise deal with the Company or an Affiliate of the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 7.04.  Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Convertible Notes.

It shall not be accountable for the Company’s use of the proceeds from the Convertible Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Convertible Notes or any other document in connection with the sale of the Convertible Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each holder of a Convertible Note a notice of the Default or Event of Default within 90 days after it occurs. A Default or an Event of Default shall not be considered known to a Trust Officer of the Trustee unless it is a Default or Event of Default in the payment of principal, or interest or Additional Interest, if any, when due under Section 6.01(a), (b) or (c) or a Trust Officer of the Trustee shall have received notice thereof, in accordance with this Indenture, from the Company or from the holders of a majority in principal amount of the outstanding Convertible Notes. Except in the case of a Default or Event of Default in payment of principal of, or interest or Additional Interest, if any, on any Convertible Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the holders of the Convertible Notes.

SECTION 7.06.  Reports by the Trustee to Holders. Within 60 days after the reporting date stated in Section 10.10, the Trustee shall mail to holders of Convertible Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to holders of Convertible Notes shall be filed, at the expense of the Company, by the Trustee with the Commission and each stock exchange or securities market, if any, on which the Convertible Notes are listed. The Company shall promptly notify the Trustee in writing when the Convertible Notes are listed or quoted on any stock exchange or securities market and of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity. The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing, for its acceptance of this Indenture and its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents, counsel and other persons not regularly in its employ.

The Company shall indemnify the Trustee or any predecessor Trustee and their agents, against, and defend and hold them harmless from, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of its duties under this Indenture and the trusts hereunder, including the costs and expenses of defending itself against or investigating any claim (whether asserted by the Company, or any holder of Convertible Notes or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 7.07, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel designated by the Company, who may be outside counsel to the Company but shall in all events be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense. In addition, the Trustee may retain one separate counsel and, if deemed advisable by such counsel, local counsel, and the Company shall pay the reasonable fees and expenses of such separate counsel and local counsel. The indemnification herein extends to any settlement; provided, however, that the Company will not be liable for any settlement made without its consent; provided further, however, that such consent will not be unreasonably withheld.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or willful misconduct.

The Trustee shall have a lien prior to the Convertible Notes on all money or property held or collected by the Trustee to secure the Company’s payment obligations in this Section 7.07, except that held in trust to pay principal, and interest and Additional Interest, if any, on Convertible Notes. Such liens and the Company’s obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  Replacement of the Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The holders of a majority in principal amount of the then outstanding Convertible Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee if:

(a)  the Trustee fails to comply with Section 7.10;

(b)  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)  a Custodian or public officer takes charge of the Trustee or its property; or

(d)  the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the holders of a majority in principal amount of the then outstanding Convertible Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the holders of at least 10% in principal amount of the then outstanding Convertible Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee after written request by any holder of a Convertible Note who has been a holder for at least six months fails to comply with Section 7.10, such holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to holders of Convertible Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 7.07. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

SECTION 7.09.  Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

SECTION 7.10.  Eligibility, Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310 (a)(1). The Trustee shall always have a combined capital and surplus as stated in Section 10.10. The Trustee is subject to TIA § 310(b) regarding the disqualification of a trustee upon acquiring a conflicting interest.

SECTION 7.11.  Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship set forth in TIA § 311(b). A

Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

Satisfaction and Discharge of Indenture

SECTION 8.01.  Discharge of Indenture. When (a) the Company delivers to the Trustee for cancellation all Convertible Notes theretofore authenticated (other than any Convertible Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Convertible Notes have been authenticated and delivered) and not theretofore canceled, or (b) all the Convertible Notes not theretofore canceled or delivered to the Trustee for cancellation have become due and payable, or by their terms will become due and payable within one year, or are delivered to the Trustee for conversion in accordance with this Indenture, and the Company deposits with the Trustee, in trust, amounts sufficient to pay at maturity all of the Convertible Notes (other than any Convertible Notes which have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Convertible Notes have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest and Additional Interest, if any, due or to become due to such date of maturity, as the case may be, and if in either case the Company also pays, or causes to be paid, all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, substitution, replacement and exchange and conversion of Convertible Notes, (ii) rights hereunder of holders of Convertible Notes to receive payments of principal of and interest, and Additional Interest, if any, on, the Convertible Notes, (iii) the obligations under Sections 2.03 and 8.05 hereof and (iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel as required by Section 10.04 and at the Company’s cost and expense, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Convertible Notes.

SECTION 8.02.  Deposited Moneys to be Held in Trust by Trustee. Subject to Section 8.04, all moneys deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article XI, either directly or through the Paying Agent, to the holders of the particular Convertible Notes for the payment of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, and Additional Interest, if any.

SECTION 8.03.  Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent (other than the Trustee) shall, upon the Company’s written demand, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 8.04.  Return of Unclaimed Moneys. Subject to the requirements of applicable law, any moneys deposited with or paid to the Trustee for payment of the principal of,

or interest or Additional Interest, if any, on Convertible Notes and not applied but remaining unclaimed by the holders thereof for two years after the date upon which the principal of, or interest, or Additional Interest, if any, on such Convertible Notes, as the case may be, have become due and payable, shall be repaid to the Company by the Trustee on written demand; provided, however, that the Company, or the Trustee at the written request and expense of the Company, shall have first caused notice of such payment to the Company to be mailed to each holder of a Convertible Note entitled thereto no less than 30 days prior to such payment and all liability of the Trustee shall thereupon cease with respect to such moneys; and the holder of any of the Convertible Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

SECTION 8.05.  Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Convertible Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company makes any payment of interest, Additional Interest, if any, on or principal of any Convertible Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders thereof to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.01.  Without the Consent of Holders. The Company and the Trustee may amend this Indenture or the Convertible Notes without notice to or the consent of any holder of a Convertible Note for the purposes of:

(a)  curing any ambiguity or omission or correcting or supplementing any defective or inconsistent provision contained in this Indenture or making any other changes in the provisions of this Indenture which the Company and the Trustee may deem necessary or desirable, provided such amendment does not materially and adversely affect the legal rights under this Indenture of the holders of Convertible Notes;

(b)  providing for uncertificated Convertible Notes in addition to or in place of certificated Convertible Notes (so long as any uncertificated Convertible Notes are in registered form for purposes of the Internal Revenue Code of 1986, as amended);

(c)  evidencing the succession of another Person to the Company and providing for the assumption by such successor of the covenants and obligations of the Company thereunder and in the Convertible Notes as permitted by Section 5.01;

(d)  providing for conversion rights or repurchase rights of holders of Convertible Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 5.01 or 12.06;

(e)  subject to Nasdaq shareholder approval rules, reducing the Conversion Price, provided that the reduction will not adversely affect the interests of the holders of the Convertible Notes;

(f)  evidencing and providing for the acceptance of appointment under this Indenture of a successor Trustee;

(g)  making any changes that would provide the holders of the Convertible Notes with any additional rights or benefits or that do not adversely affect the legal rights under this Indenture of any such holder;

(h)  complying with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

(i)  adding to the Company covenants or obligations under this Indenture or surrendering any Company right, power or option conferred by this Indenture.

SECTION 9.02.  With the Consent of Holders. Subject to Section 6.07, the Company and the Trustee may amend this Indenture or the Convertible Notes with the written consent of the holders of at least a majority in principal amount of the then outstanding Convertible Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Notes).

Subject to Sections 6.04 and 6.07, the holders of a majority in principal amount of the Convertible Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Convertible Notes) may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Convertible Notes.

However, without the consent of each holder of a Convertible Note affected, an amendment or waiver under this Section may not (with respect to any Convertible Notes held by a non-consenting holder):

(a)  reduce the principal amount of Convertible Notes, reduce the rate or change the time of payment of (i) interest on any Convertible Note, (ii) the Redemption Price, (iii) the Interest Make-Whole Premium, (iv) the Fundamental Change Payment, or (v) the Fundamental Change Make-Whole Premium with respect to any Convertible Note, or extend the stated maturity of any Convertible Note or make any Convertible Note payable in money or securities other than that stated in the Convertible Notes;

(b)  make any change that adversely affects the right to convert any Convertible Note or the right to require the Company to repurchase or redeem a Convertible Note;

(c)  reduce the percentage of holders whose consent is needed to modify, amend or waive any provision in this Indenture;

(d)  modify the provisions dealing with modification and waiver of this Indenture, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each outstanding Convertible Note affected thereby;

(e)  impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Convertible Notes; or

(f)  make any amounts payable with respect to the Convertible Notes payable in currency other than that stated in the Convertible Notes.

To secure a consent of the holders of Convertible Notes under this Section 9.02, it shall not be necessary for such holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to holders of Convertible Notes a notice briefly describing the amendment or waiver.

SECTION 9.03.  Compliance with the Trust Indenture Act. Every amendment to this Indenture or the Convertible Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a holder of a Convertible Note is a continuing consent by the holder and every subsequent holder of a Convertible Note or portion of a Convertible Note that evidences the same debt as the consenting holder’s Convertible Note, even if notation of the consent is not made on any Convertible Note. However, any such holder or subsequent holder may revoke the consent as to his or her Convertible Note or portion of a Convertible Note if the Trustee receives written notice of revocation before the date on which the Trustee receives an Officer’s Certificate certifying that the holders of the requisite principal amount of Convertible Notes have consented to the amendment or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Convertible Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were holders of Convertible Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be holders after such record date.

After an amendment or waiver becomes effective it shall bind every holder of a Convertible Note, unless it is of the type described in clauses (a) - (f) of Section 9.02. In such case, the amendment or waiver shall bind each holder of a Convertible Note who has consented to it and every subsequent holder of a Convertible Note or portion of a Convertible Note that evidences the same debt as the consenting holder’s Convertible Note.

SECTION 9.05.  Notation on or Exchange of Convertible Notes. Convertible Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee and the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Convertible Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Convertible Notes without charge to the holders of the Convertible Notes, except as specified in Section 2.06.

SECTION 9.06.  Trustee Protected. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if such amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee.

If such amendment or supplemental indenture does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

ARTICLE X

General Provisions

SECTION 10.01.  Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), such duties imposed by such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

SECTION 10.02.  Notices. Any notice or communication by the Company or the Trustee to the other is duly given if in writing (which may be by facsimile), delivered in person or mailed by first-class mail, with postage prepaid (registered or certified, return receipt requested), or sent by facsimile or overnight air couriers guaranteeing next day delivery, to the other’s address as stated in Section 10.10. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to holders of Convertible Notes) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when transmission is confirmed, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, all notices to the Trustee shall be effective only upon receipt by a Trust Officer.

Any notice or communication to a holder of a Convertible Note shall be mailed by first-class mail, with postage prepaid, to his or her address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders.

If a notice or communication to a holder of a Convertible Note is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company sends a notice or communication to holders of Convertible Notes, it shall send a copy to the Trustee and each Agent at the same time.

All notices or communications shall be in writing.

SECTION 10.03.  Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other holders with respect to their rights under this Indenture or the Convertible Notes. The Company, the Trustee, the Registrar and the Paying Agent shall have the protection of TIA § 312(c).

SECTION 10.04.  Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)  an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the information specified in Section 10.05) stating that, in the opinion of such Officers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 10.05.  Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall include:

(a)  a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)  a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his or her certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by an officer or officers of the Company, or other Persons deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his or her opinion may be based as aforesaid are erroneous.

Any Officer’s Certificate or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his or her certificate or opinion may be based as aforesaid is erroneous.

SECTION 10.06.  Rules by Trustee and Agents. The Trustee may make reasonable rules for action by, or a meeting of, holders of Convertible Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07.  Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated to close, and a “Business Day” is any day that is not a Legal Holiday. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any date specified in this Indenture is a Legal Holiday, then such date shall be the next succeeding Business Day.

SECTION 10.08.  No Recourse Against Others. No director, officer, employee, shareholder or Affiliate, as such, of the Company from time to time shall have any liability for any obligations of the Company under the Convertible Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Convertible Note waives and releases all such liability. This waiver and release are part of the consideration for the Convertible Notes. Each of such directors, officers, employees, shareholders and Affiliates of the Company is a third party beneficiary of this Section 10.08.

SECTION 10.09.  Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 10.10.  Other Provisions. The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

The reporting date for Section 7.06 is January 15 of each year. The first reporting date is the January 15 following the issuance of Convertible Notes hereunder.

The Trustee shall always have, or shall be a Subsidiary of a bank or bank holding company which has, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

The Company’s address is:

Vion Pharmaceuticals, Inc.
4 Science Park
New Haven, Connecticut 06511
Attention: Corporate Secretary
Facsimile: (203) 498-4211

The Trustee’s address is:

U.S. Bank National Association
100 Wall Street, Suite 1600
New York, NY 10005
Attention: Corporate Trust Services
Facsimile: (212) 361-6153

SECTION 10.11.  Governing Law. The internal laws of the State of New York shall govern this Indenture and the Convertible Notes, without regard to the conflict of laws provisions thereof.

SECTION 10.12.  No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.13.  Successors. All agreements of the Company in this Indenture and the Convertible Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.14.  Severability. In case any provision in this Indenture or in the Convertible Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.15.  Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

ARTICLE XI

Ranking

Subject to Section 4.13 herein, the Convertible Notes will rank:

(a)  junior in right of payment to the Company’s future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness;

(b)  equal in right of payment to the Company’s future senior unsecured Indebtedness;

(c)  senior in right of payment to the Company’s existing and future subordinated Indebtedness; and

(d)  structurally subordinated to any Indebtedness or other liabilities of the Company’s Subsidiaries.

ARTICLE XII

Conversion of Convertible Notes

SECTION 12.01.  Right To Convert. (a) Upon compliance with the provisions of this Indenture, each holder of Convertible Notes shall have the right, at his or her option, at any time on or after the earlier of (i) the date the Shelf Registration Statement with respect to the resale of shares of Common Stock issuable upon conversion of the Convertible Notes becomes effective and (ii) 180 days after the Issue Date and before the close of business on the Maturity Date (except that, with respect to any Convertible Note or portion thereof subject to a duly completed election for repurchase by a holder or subject to a Redemption by the Company, such right shall terminate at the close of business on the date immediately preceding the Fundamental Change Offer Termination Date or the Redemption Date, as the case may be (unless the Company defaults in the payment due upon repurchase or Redemption or such holder elects to withdraw the submission of such election to repurchase in accordance with Section 4.06)), to convert the principal amount of any Convertible Note held by such holder, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Convertible Note or portion thereof to be converted by the Conversion Price in effect at the time of conversion (in each case, subject to any applicable procedures with respect to a Global Security).

Notwithstanding the foregoing:

(a) Provisions of this Indenture that apply to conversion of all of a Convertible Note also apply to conversion of a portion of a Convertible Note.

(b)  A holder of Convertible Notes is not entitled to any rights of a holder of Common Stock until such holder has converted its Convertible Notes into Common Stock, and only to the extent such Convertible Notes are deemed to have been converted into Common Stock pursuant to this Article XII.

(c)  If there shall have occurred a Fundamental Change prior to February 15, 2010, then subject to applicable Nasdaq shareholder approval rules, the Company shall pay, in shares of Registered Common Stock, a make-whole premium (the “Fundamental Change Make-Whole Premium”) to every holder of Convertible Notes that converts his or her Convertible Notes in connection with a Fundamental Change, by issuing additional shares to such holder upon the conversion. For purposes hereof, a conversion shall be deemed to be in connection with a Fundamental Change if a conversion notice is received by the Conversion Agent on or subsequent to the date 10 Trading Days before the date announced by the Company as the anticipated Fundamental Change Date and before the close of business on the Trading Day immediately preceding the Fundamental Change Payment Date. Any Fundamental Change Make-Whole Premium shall be determined by reference to the table below, based on the Fundamental Change Date and the price paid, or deemed to be paid, per share of Common Stock in the transaction constituting the Fundamental Change (as described below); provided: (i) if the actual stock price on the Fundamental Change Date is between two stock prices on the table or the actual Fundamental Change Date is between two Fundamental Change Dates on the table, then the Fundamental Change Make-Whole Premium will be determined by a straight-line interpolation between the Fundamental Change Make-Whole Premiums set forth for the two stock prices and the two Fundamental Change Dates on the table based on a 365-day year, as applicable, (ii) if the stock price on the Fundamental Change Date exceeds $3.60 per share, subject to adjustment as set forth herein, no Fundamental Change Make-Whole Premium will be paid, and (iii) if the stock price on the Fundamental Change Date is less than $1.60 per share, subject to adjustment as set forth herein, no Fundamental Change Make-Whole Premium will be paid. If holders of the Common Stock receive only cash in the Fundamental Change, the stock price shall be the cash amount paid per share of the Common Stock in connection with the Fundamental Change. Otherwise, the stock price shall be equal to the average Closing Price of the Company’s Common Stock for each of the 10 Trading Days immediately preceding, but not including, the applicable Fundamental Change Date.

The following table shows the amount, if any, by which the applicable Conversion Rate will increase for each stock price and Fundamental Change Effective Date set forth below:

Number of Additional Shares per $1,000 Amount of Notes

Stock Price

Effective Date of Fundamental Change	$1.60	$1.80	$2.00	$2.20	$2.40
2/20/07	145.3	129.2	116.3	105.7	96.9
2/15/08	119.3	101.0	87.4	76.5	68.0
2/15/09	104.2	78.7	61.2	48.9	40.5
2/15/10	104.2	66.8	43.0	26.7	15.2

Effective Date of Fundamental Change	$2.60	$2.80	$3.00	$3.20	$3.40
2/20/07	89.4	83.0	77.5	72.7	68.4
2/15/08	61.2	55.9	51.7	48.4	45.6
2/15/09	34.4	29.7	25.8	24.2	22.8
2/15/10	7.1	2.8	0.0	0.0	0.0

Effective Date of Fundamental Change	$3.60
2/20/07	64.6
2/15/08	43.1
2/15/09	21.5
2/15/10	0.0

The stock prices set forth in the heading rows (i.e., $1.60 through $3.60) of the table above will be adjusted as of any date on which the Conversion Price of the Convertible Notes is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of shares of Registered Common Stock set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 12.05 hereof, other than as a result of an adjustment of the Conversion Rate pursuant to this Section 12.01(c).

Notwithstanding the foregoing, in no event will the Company be obligated to issue additional shares of Common Stock as the Fundamental Change Make-Whole Premium which, when taken together with any shares of the Company’s Common Stock issued in payment of interest on the Convertible Notes and issued or issuable upon conversion of the Convertible Notes, will result in an Effective Price per share of Common Stock to holders below $1.60, subject to adjustment in the same manner as the Conversion Price.

The Company shall deliver the Fundamental Change Make-Whole Premium to holders that convert their Convertible Notes upon the later of (i) the settlement date for the conversion and (ii) promptly following the Fundamental Change Date.

If a holder has delivered a Notice that it wishes to have its Convertible Notes repurchased in accordance with Section 4.06, the holder may not surrender such Convertible Note for conversion until the holder has withdrawn such notice in accordance with Section 4.06.

SECTION 12.02.  Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. To exercise, in whole or in part, the conversion privilege with respect to any Convertible Note, the holder of such Convertible Note shall surrender such Convertible Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 4.04, accompanied by the funds, if any, required by the fourth paragraph of this Section 12.02, and shall give written notice of conversion in the form provided on the Convertible Notes (or such other notice which is acceptable to the Company) to the office or agency that the holder of Convertible Notes elects to convert such Convertible Note or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 12.08. Each such Convertible Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Convertible Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder of Convertible Notes or his or her duly authorized attorney. The holder of such Convertible Notes will not be required to pay any tax or duty which may be payable in respect of the issue or delivery of Common Stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than the same name as the registration of such Convertible Note.

As promptly as practicable after the later of the satisfaction of the requirements for conversion set forth above and the date all calculations necessary to make such payment and delivery have been made, but in no event later than five (5) Trading Days after the later of such dates, the Company shall (i) pay cash to the holders (in lieu of any fractional interest in respect of a share of Common Stock arising upon such conversion) and (ii) issue and shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 4.04, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Convertible Note or portion thereof in accordance with the provisions of this Article XII. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid. In case any Convertible Note of a denomination of an integral multiple greater than $1,000 is surrendered for partial conversion, and subject to Section 2.02, the Company shall execute, and the Trustee shall authenticate and deliver to the holder of the Convertible Note so surrendered, without charge to him or her, a new Convertible Note or Convertible Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Convertible Note.

Each conversion shall be deemed to have been effected as to any such Convertible Note (or portion thereof) on the date on which the requirements set forth above in this Section 12.02 have been satisfied as to such Convertible Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the Company’s stock transfer books are closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Convertible Note is surrendered.

Any Convertible Note or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment through the close of business on the last Trading Day immediately preceding such Interest Payment Date shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest, otherwise payable on such Interest Payment Date on the principal amount being converted, unless such Convertible Notes have been surrendered for conversion following the Regular Record Date immediately preceding the Maturity Date; provided, however, that such payment may be reduced by the amount of any existing payment default in respect of such Convertible Notes. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the holder of such Convertible Note at the close of business on such record date. Except as provided above in this Section 12.02, no adjustment shall be made for interest and Additional Interest, if any, accrued on any Convertible Note converted or for dividends on any shares issued upon the conversion of such Convertible Note as provided in this

Article XII. If any Convertible Note is converted after a record date for the payment of interest and prior to the next succeeding Interest Payment Date, interest payable on such Interest Payment Date shall be payable notwithstanding such conversion, and such interest shall be paid to the holder of such Convertible Note on the applicable record date. Notwithstanding the foregoing, a holder of Convertible Notes shall not be required to make payment if he or she is converting a Convertible Note, or portion thereof, pursuant to a Redemption, or pursuant to a repurchase in connection with a Fundamental Change, if such holder’s conversion right would terminate because of the Redemption or repurchase between the Regular Record Date and the close of business on the next Interest Payment Date.

Upon the Company’s determination that a holder is or will be entitled to convert its Convertible Notes into shares of Registered Common Stock, and if applicable, cash pursuant to this Article XII, the Company will promptly after making such determination provide the Trustee and the Conversion Agent with written notice to that effect and issue a press release and use its reasonable efforts to post such information on the Company’s website or otherwise publicly disclose such information.

All shares of Common Stock delivered upon such conversion of the Convertible Notes shall bear Restrictive Common Stock Legends substantially in the form set forth on Exhibit B hereto and shall be subject to the restrictions on transfer provided in such legends.

SECTION 12.03.  Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Convertible Notes. If more than one Convertible Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Convertible Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Convertible Note or Convertible Notes, the Company shall make an adjustment therefor in cash based upon the Closing Price of the Common Stock on the last Trading Day prior to the date of conversion.

SECTION 12.04.  Conversion Price. The Conversion Price shall be as specified in the form of Convertible Note attached as Exhibit A hereto, subject to adjustment as provided in this Article XII.

SECTION 12.05.  Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)  In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective (subject to paragraph (l) of this Section 12.05) immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(b)  In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights, options or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (h) of this Section 12.05) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than any rights, options or warrants (1) that by their terms will also be issued to any holder upon conversion of a Convertible Note into shares of Common Stock without any action required by the Company or any other Person or (2) that are only exercisable upon the occurrence of a specified triggering event and such triggering event has not occurred), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective (subject to paragraph (l) of this Section 12.05) immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)  In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d)  In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its Indebtedness, shares of any class of capital stock, or other property (including cash or assets or securities, or rights, options and warrants referred to in Section 12.05(b) that expire more than forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights,options or warrants), but excluding (1) any rights, options or warrants referred to in paragraph (b) of this Section 12.05 and the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholders’ rights plan or the detachment of such rights under the terms of such stockholders’ rights plan, (2) any dividend or distribution paid in cash, except as set forth in paragraphs (e) and (f) of this Section 12.05, (3) any dividend or distribution referred to in paragraph (a) of this Section 12.05 and (4) any merger or consolidation paid in cash to which Section 12.06 applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (h) of this Section 12.05) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution Board of Directors) of the portion of the assets, shares or evidences of Indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective (subject to paragraph (l) of this Section 12.05 immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Under the provisions of the Company’s Rights Agreement, dated as of October 26, 1998, between Vion and American Stock Transfer & Trust Company, as amended (the “Rights Plan”), upon conversion of the Convertible Notes into Common Stock, to the extent that the Rights Plan is still in effect upon such conversion, the holders of Convertible Notes will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan (including termination of the Rights Plan). In addition, if the Company implements a new rights plan (“New Rights Plan”), the Company will provide under such New Rights Plan that the holders of the Convertible Notes will receive, in addition to the Common Stock, the rights under the New Rights Plan (whether or not the rights under the New Rights Plan have separated from the Common Stock at the time of conversion), subject to any limitations set forth in the New Rights Plan. A distribution of rights pursuant to the Rights Plan or the New Rights Plan will not trigger a Conversion Rate adjustment pursuant to Section 12.05(b) and Section 12.05(d) above.

(e)  In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding cash portions of a distribution referred to in Section 12.05(d) and any cash that is distributed upon a merger or consolidation to which Section 12.06 applies)

in an aggregate amount that, combined together with (1) the aggregate amount of any other cash distributions to all holders of its Common Stock made exclusively in cash within the 365-day period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (e) has been made and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution by the Board of Directors) of consideration payable in respect of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock concluded within the 365-day period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (f) of this Section 12.05 has been made (the “Combined Cash and Tender Amount”) exceeds ten percent (10%) of the product of the current market price per share (determined as provided in paragraph (h) of this Section 12.05) of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date (the “Aggregate Current Market Price”), then, and in each such case, immediately after the close of business on such date for determination, subject to paragraph (l) of Section 12.05, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (A) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (h) of this Section 12.05) of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (i) the excess of such Combined Cash and Tender Amount over ten percent (10%) of such Aggregate Current Market Price divided by (ii) the number of shares of Common Stock outstanding on such date fixed for determination and (B) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (h) of this Section 12.05) of the Common Stock on such date fixed for determination. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(f)  In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall be completed for an aggregate consideration consisting of cash and/or property having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution by the Board of Directors) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution by the Board of Directors), of consideration payable in respect of any other tender offer by the Company or any Subsidiary for all or any portion of the Common Stock concluded within the 365-day period preceding the completion of such tender offer and in respect of which no adjustment pursuant to this paragraph (f) has been made and (2) the aggregate amount of any distributions to all holders of the Company’s Common Stock made exclusively in cash within the 365-day period preceding the completion of such tender offer and in respect of which no adjustment pursuant to paragraph (e) of this Section 12.05 has been made (the “Combined Tender and Cash Amount”) exceeds ten percent (10%) of the product of the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 12.05) as of the completion of such tender offer (the “Completion Date”) times the number of shares of Common Stock outstanding (including any tendered shares) as of the Completion Date, then, and in each such case, immediately prior to the opening of business on the day after the date of the

Completion Date, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to close of business on the Completion Date by a fraction (A) the numerator of which shall be equal to (i) the product of (x) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 12.05) on the Completion Date multiplied by (y) the number of shares of Common Stock outstanding (including any tendered shares) on the Completion Date less (ii) the Combined Tender and Cash Amount, and (B) the denominator of which shall be equal to the product of (x) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 12.05) as of the Completion Date multiplied by (y) the number of shares of Common Stock outstanding (including any tendered shares) as of the Completion Date less the number of all shares validly tendered and not withdrawn as of the Completion Date. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(g)  The reclassification of Common Stock into securities including other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 12.06 applies) shall be deemed to involve (1) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of stockholders entitled to receive such distribution” and “the date fixed for such determination” within the meaning of paragraph (d) of this Section 12.05), and (2) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective” or “the day upon which such combination becomes effective”, as the case may be, and “the day upon which such subdivision or combination becomes effective” within the meaning of paragraph (c) of this Section 12.05).

(h)  For the purpose of any computation under paragraphs (b), (d), (e) or (f) of this Section 12.05, the current market price per share of Common Stock on any date shall be calculated by the Company and be deemed to be the Closing Price for the Trading Day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

(i)  No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (i)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XII shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(j)  Subject to Nasdaq shareholder approval rules, the Company may make such increases in the Conversion Rate, for the remaining term of the Convertible Notes or any shorter term, in addition to those required by paragraphs (a), (b), (c), (d), (e) and (f) of this Section 12.05, as it considers to be advisable in order to avoid or diminish any income tax liability to any holders of shares of Common Stock resulting from any dividend or distribution of Common Stock or issuance of rights or warrants to purchase or subscribe for Common Stock or from any event treated as such for income tax purposes or for any other reason.

To the extent permitted by applicable law and subject to Nasdaq shareholder approval rules, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the holders of Convertible Notes in the manner provided in Section 10.02 at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(k)  Notwithstanding the foregoing provisions of this Section 12.05, no adjustment of the Conversion Rate shall be required to be made (1) upon the issuance of shares of Common Stock pursuant to any present or future plan for the reinvestment of dividends, (2) because of a tender or exchange offer of the character described in Rule 13e-4(h) (5) under the Exchange Act or any successor rule thereto or (3) as a result of a rights plan or poison pill implemented by the Company.

(l)  In any case in which this Section 12.05 shall require that an adjustment be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Convertible Note converted after such record date and on and before such adjustment shall have become effective (1) defer paying any cash payment pursuant to Section 12.03 hereof or issuing to the holder of such Convertible Note the number of shares of Common Stock issuable upon such conversion in excess of the number of shares of Common Stock issuable thereupon only on the basis of the Conversion Rate prior to adjustment, and (2) not later than five (5) Business Days after such adjustment shall have become effective, pay to such Holder the appropriate cash payment pursuant to Section 12.03 hereof and issue to such holder the additional shares of Common Stock issuable on such conversion. Notwithstanding the foregoing, no adjustment of the Conversion Rate shall be made if the event giving rise to such adjustment does not occur.

(m)  In the event that the Company distributes rights or warrants (other than those referred to in paragraph (b) above) pro rata to holders of Common Stock, so long as any such rights or warrants have not expired, the Company shall make proper provision so that the holder of any Convertible Note surrendered for conversion will be entitled to receive upon such conversion, in addition to the Common Stock issuable upon conversion of the Convertible Notes (the “Conversion Shares”), a number of rights and warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the “Distribution Date”), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which the principal amount of such Security so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

SECTION 12.06.  Notice of Adjustments of Conversion Rate.

Whenever the Conversion Rate is adjusted as herein provided:

(a)  the Company shall compute the adjusted Conversion Rate in accordance with Section 12.05 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with the Conversion Agent; and

(b)  upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all holders of Convertible Notes in accordance with Section 10.02.

Neither the Trustee nor the Conversion Agent shall be under any duty or responsibility with respect to any such certificate, including, without limitation, with respect to when an adjustment should be made, or the information and calculations contained therein, except to exhibit the same to any holder of Convertible Notes desiring inspection thereof at its office during normal business hours. Unless and until a Trust Officer of the Trustee and Conversion Agent receive notice of an adjusted Conversion Rate, the Trustee and the Conversion Agent may conclusively rely without inquiry on the Conversion Rate most recently in effect.

SECTION 12.07.  Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur: (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger, share exchange or combination of the Company with another Person, or (iii) any sale or conveyance of the properties and assets of the Company as an entirety or substantially as an entirety (which shall not include any joint venture, licensing arrangement or other strategic relationship involving the licensing, manufacturing or marketing of, or other similar arrangement with respect to any of the Company’s products (even if such arrangement or relationship involves an investment in the Company)), in each case as a result of which holders of Common Stock shall receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Convertible Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of the Convertible Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Convertible Notes) immediately prior to such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, the Company will make adequate provision whereby holders of the Convertible Notes shall have the opportunity, on a timely basis, to determine the form of consideration into which all of the Convertible Notes, treated as a single class, shall be convertible. Such determination shall be based on the blended, weighted average of elections made by holders of the Convertible Notes who participate in such determination and shall be subject to any limitations to which all of the holders of Common Stock are subject to, such as pro rata reductions applicable to any portion of the consideration payable. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII. If, in the case of any such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the holders of the Convertible Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing. Appropriate provisions will be made, as determined in good faith by the Company’s Board of Directors, to preserve the settlement provisions of Section 12.13 following such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance to the extent feasible. The Company may not become a party to any such transaction unless its terms are consistent with this Section 12.07.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Convertible Notes at his or her address appearing on the Register of holders for that purpose within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 12.07 shall similarly apply to successive reclassifications, changes, consolidations, mergers, share exchanges, combinations, sales and conveyances.

If this Section 12.07 applies to any event or occurrence, Section 12.05 shall not apply.

SECTION 12.08.  Taxes on Shares Issued. The issue of stock certificates on conversions of Convertible Notes shall be made without charge to the converting holder for any documentary, transfer, stamp or other similar tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Convertible Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 12.09.  Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Convertible Notes from time to time as such Convertible Notes are presented for conversion. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Convertible Notes, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

The Company covenants that all shares of Common Stock issued upon conversion of Convertible Notes will be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company further covenants that as long as the Common Stock is quoted on the Nasdaq Capital Market, or its successor, the Company shall cause all Common Stock issuable upon conversion of the Convertible Notes to be eligible for such quotation in accordance with, and at the times required under, the requirements of such market, and if at any time the Common Stock becomes listed on the New York Stock Exchange or any other national securities exchange, the Company shall cause all Common Stock issuable upon conversion of the Convertible Notes to be so listed and remain listed.

SECTION 12.10.  Responsibility of Trustee. The Trustee shall not at any time be under any duty of responsibility to any holders of Convertible Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Convertible Note; and the Trustee makes no representations with respect thereto. Subject to the provisions of Section 7.01, the Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Convertible Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article XII. Without limiting the generality of the foregoing, the Trustee shall not have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by holders of Convertible Notes upon the conversion of their Convertible Notes after any event referred to in such Section 12.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 12.11.  Notice to Holders Prior to Certain Actions. If:

(a)  the Company declares a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings);

(b)  the Company authorizes the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights or warrants (other than rights or warrants referred to in the second paragraph of Section 12.05(d));

(c)  there is any reclassification of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company;

(d)  there is any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(e)  a notice to the Trustee and the holders of the Convertible Notes is otherwise necessary or appropriate pursuant to this Indenture;

then the Company shall cause to be filed with the Trustee and to be mailed to each holder of Convertible Notes at his or her address appearing on the Register maintained for that purpose as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified (or such other date as provided in the applicable Section of this Indenture), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend or distribution of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up.

SECTION 12.12.  Restriction on Common Stock Issuable Upon Conversion. (a) Shares of Common Stock to be issued upon conversion of Convertible Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the holders converting such Convertible Notes, and the certificate representing such shares of Common Stock shall bear the Restricted Common Stock Legend unless removed in accordance with Section 12.12(c).

(b)  If (i) shares of Common Stock to be issued upon conversion of a Convertible Note prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of such Convertible Note or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the holder must deliver to the transfer agent for the Common Stock a certificate in substantially the form of Exhibit C as to compliance with the restrictions on transfer applicable to such shares of Common Stock, and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

(c)  Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an Opinion of Counsel as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such shares of Common Stock are securities that are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

SECTION 12.13.  Automatic Conversion Rights by the Company. (a) The Company shall, subject to the last sentence of this paragraph, terminate the right of the holders to convert their Convertible Notes into Common Stock (the “Conversion Right”) if the Closing Price of the Common Stock has exceeded 150% of the Conversion Price for at least 20 Trading Days within a period of any 30-consecutive Trading Days (an “Automatic Conversion Trigger Event”). Upon an Automatic Conversion Trigger Event, the Company will be required to deliver an irrevocable notice to holders of Convertible Notes within five Trading Days of the date of the Automatic Conversion Trigger Event (the “Automatic Conversion Notice,” and the date of such Automatic Conversion Notice, the “Automatic Conversion Notice Date”). Holders may convert their Convertible Notes at any time on or prior to the twentieth (20th) day following the Automatic Conversion Notice Date (the “Automatic Conversion Date”). The Conversion Rights of holders shall terminate after the Automatic Conversion Date (an “Automatic Conversion”), and thereafter the holders shall have no rights to convert and receive shares of Common Stock under the Convertible Notes or this Indenture. The Company may terminate the Conversion Right upon an Automatic Conversion Trigger Event any time after the Issue Date of the Convertible Notes, provided that only the Convertible Notes (or portions thereof) as to which the Company is then able to make the Interest Make-Whole Premium under Nasdaq shareholder approval rules may be subject to Automatic Conversion; and further provided that only Convertible Notes (or portions thereof) for which (i) a Shelf Registration Statement relating to the resale of the shares of Common Stock issuable upon conversion of such Convertible Notes has been filed by the Company and been declared effective by the Commission and is available for use, and the Company expects such Shelf Registration Statement to remain effective and available for use from the Automatic Conversion Notice Date until thirty (30) days following the Automatic Conversion Date, or (ii) the shares issuable upon Automatic Conversion may be freely transferable pursuant to Rule 144(k) under the Securities Act, may be subject to Automatic Conversion.

If the Automatic Conversion Date occurs, the Company shall make an additional payment (the “Interest Make-Whole Premium”) in cash, shares of Registered Common Stock, or some combination of cash and shares of Registered Common Stock, with respect to the Convertible Notes converted by holders on or after the Automatic Conversion Notice Date in an amount equal to $232.50 per 1,000 principal amount of the Convertible Notes so converted, less the amount of any interest paid on the Convertible Notes prior to the Automatic Conversion Date. For the purposes of this provision, the “fair market value” of the Company’s Common Stock shall be equal to 95% of the Volume Weighted Average Price of the Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding the conversion date, subject to compliance with Nasdaq shareholder approval rules. Because of applicable Nasdaq rules, under no circumstances will any issuance of additional shares of Common Stock as an Interest Make-Whole Premium, taken together with any shares of Common Stock issued in payment of interest on the Convertible Notes and issued or issuable upon conversion of the Convertible Notes, result in an Effective Price per share to holders below $1.60, subject to adjustment in the same manner as the Conversion Price. The Company will not be required to make any interest payment to any holder that converts Convertible Notes after the Automatic Conversion Notice Date and prior to the Automatic Conversion Date on a Conversion Date that is between a record date for the payment of interest to the next succeeding Interest Payment Date, as such holder will instead receive such funds that would otherwise be payable on such Interest Payment Date as part of the Interest Make-Whole Premium.

(b)  The Company shall mail the Automatic Conversion Notice to the Trustee and to each holder (and to beneficial owners as required by applicable law). The Automatic Conversion Notice shall identify the Convertible Notes (including CUSIP numbers) and shall include the form of the conversion notice to be completed by the holder and shall state:

(i)  the Automatic Conversion Date;

(ii)  briefly, the conversion rights of the Convertible Notes;

(iii)  the name and address of each Paying Agent and Conversion Agent;

(iv)  the Interest Make-Whole Premium; and

(v)  the Conversion Price and Conversion Rate and any adjustments thereto.

Whenever in the Convertible Notes or in this Indenture there is a reference, in any context, to any conversion obligation of the Company, such reference shall be qualified by the Automatic Conversion provisions of this Section 12.13, and the Company will not be required to comply with any of the conversion provisions of the Convertible Notes and this Indenture

(including, without limitation, Article XII (other than this Section 12.13)) after an Automatic Conversion has occurred pursuant to the provisions of Section 12.13 of this Indenture, and any express mention of the Automatic Conversion provisions of this Section 12.13 in any provision of this Indenture shall not be construed as excluding the Automatic Conversion provisions of this Section 12.13 in those provisions of this Indenture when such express mention is not made.

SECTION 12.14.  Limit on Shares of Common Stock Issuable Upon Conversion. Notwithstanding any provision hereof to the contrary, under no circumstances will the Convertible Notes be convertible into more than that number of shares of Common Stock (which taken together with the issuance of additional shares of Common Stock in payment of interest, any Fundamental Change Make-Whole Premium or any Interest Make-Whole Premium), would result in an Effective Price per share to holders of less than $1.60, subject to adjustment in the same manner as the Conversion Price.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, all as of the date first above written, signifying their agreements contained in this Indenture.

VION PHARMACEUTICALS, INC.

By:	/s/ Howard B. Johnson
Name: Howard B. Johnson
Title: President & Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Barbara A. Nastro
Name: Barbara A. Nastro
Title: Vice President

EXHIBIT A

(Face of Security)

[OID Legend]

THIS CONVERTIBLE NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE IS $949.50 PER $1,000 PRINCIPAL AMOUNT AT MATURITY. THE ORIGINAL ISSUE DISCOUNT IS $50.60 PER $1,000 PRINCIPAL AMOUNT AT MATURITY. THE ISSUE DATE IS FEBRUARY 20, 2007. THE YIELD TO MATURITY IS 7.75% PER ANNUM, COMPOUNDED SEMI-ANNUALLY.

[Global Convertible Note Legend]

[The following legend shall appear on the face of each Global Security: THIS CONVERTIBLE NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE NOTE FOR ALL PURPOSES.]

[The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED CONVERTIBLE NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[Restricted Convertible Note Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR TRANSFER AGENT’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT.

No.:

Issue Date:

CUSIP No.:

$_______

VION PHARMACEUTICALS, INC.
7.75% CONVERTIBLE SENIOR NOTES DUE 2012

Vion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), promises to pay to ________, or registered assigns, the principal sum of _________ ($_______) on or before February 15, 2010.

This Convertible Note shall bear interest as specified below and on the other side of this Convertible Note:

Interest Payment Dates:	February 15 and August 15, commencing August 15, 2007

Regular Record Dates:	February 1 and August 1

This Convertible Note is convertible as specified on the other side of this Convertible Note.

Additional provisions of this Convertible Note are set forth on the other side of this Convertible Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Convertible Note to be signed manually or by facsimile by one of its duly authorized officers.

VION PHARMACEUTICALS, INC.

By:
Name: Title:

Certificate of Authentication

This is one of the Convertible Notes described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION As Trustee

By:
Authorized Signatory Dated:

[FORM OF BACK OF CONVERTIBLE NOTE]

VION PHARMACEUTICALS, INC.
7.75% CONVERTIBLE SENIOR NOTES DUE 2012

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture (the “Indenture”), dated February 20, 2007, between Vion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee (together with any successor trustee under the Indenture, the “Trustee”), unless otherwise indicated.

1.
INTEREST. The Company promises to pay interest on the principal amount of this Convertible Note at the rate per annum shown above. The Company will pay interest semi-annually in arrears on February 15 and August 15 of each year, beginning August 15, 2007. Interest on the Convertible Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from February 20, 2007. Interest (and Additional Interest, if any) will be computed on the basis of a 360-day year composed of twelve 30-day months.

2.
METHOD OF PAYMENT. The Company will pay interest (and Additional Interest, if any) on the Convertible Notes in cash, shares of Registered Common Stock, or some combination of cash and shares of Registered Common Stock, to the Person in whose name each Convertible Note is registered at the close of business on the February 1 or August 1 immediately preceding the relevant Interest Payment Date (each a “Regular Record Date”) (other than with respect to a Convertible Note redeemed by the Company on the Redemption Date or repurchased in connection with a Fundamental Change on a repurchase date, during the period from the close of business on a Regular Record Date to (but excluding) the next succeeding Interest Payment Date, in which case accrued interest (and Additional Interest, if any) shall be payable (unless such Convertible Note or portion thereof is converted) to the holder of the Convertible Note or portion thereof repurchased in accordance with the applicable repurchase provisions of the Indenture). The holder must surrender Convertible Notes to a Paying Agent to collect principal payments. The Company will pay the principal of, and interest and Additional Interest, if any, on the Convertible Notes at the office or agency of the Company maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Company, the Company’s office or agency maintained for such purpose will be the principal Corporate Trust Office of the Trustee. However, the Company may pay principal and interest and Additional Interest, if any, by check payable in such money, and may mail such check to the holders of the Convertible Notes at their respective addresses as set forth in the Register of holders of Convertible Notes. In addition, the Company may pay interest and Additional Interest, if any, in shares of Registered Common Stock having a “fair market value” equal to the interest payment due. For purposes hereof, the “fair market value” of the Company’s Common Stock shall be equal to the closing bid price of the Common Stock on the Interest Payment Date.

3.	PAYING AGENT AND REGISTRAR. The Trustee will act as Paying Agent and Registrar. The Company may change the Paying Agent, Registrar or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Company or any of its Subsidiaries may act in any such capacity.

4.
INDENTURE. The Company issued the Convertible Notes under an Indenture dated as of February 20, 2007 (the “Indenture”) between the Company and the Trustee. The terms of the Convertible Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”) as in effect on the date of the Indenture. The Convertible Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and the TIA for a statement of such terms. The Convertible Notes are (a) junior in right of payment to the Company’s future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness; (b) equal in right of payment to the Company’s future senior unsecured Indebtedness; (c) senior in right of payment to the Company’s existing and future subordinated Indebtedness; and (d) structurally subordinated to any Indebtedness or other liabilities of the Company’s Subsidiaries. The aggregate principal amount of initial Convertible Notes outstanding at any time may not exceed $60,000,000 in aggregate principal amount. Capitalized terms not defined below have the same meaning as is given to them in the Indenture.

5.
FUNDAMENTAL CHANGE. Upon the occurrence of a Fundamental Change, the Company shall make a Fundamental Change Offer to repurchase all outstanding Convertible Notes at a price equal to 100% of the aggregate principal amount of the Convertible Notes, plus accrued and unpaid interest (and Additional Interest, if any) to, but excluding, the date of repurchase, such offer to be made as provided in the Indenture. To accept the Fundamental Change Offer, the holder hereof must comply with the terms thereof, including surrendering this Convertible Note, with the “Option of Holder to Elect Repurchase” portion hereof completed (along with any required letter of transmittal), to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Fundamental Change Offer mailed to holders as provided in the Indenture, prior to the Fundamental Change Offer Termination Date.

6.
DENOMINATIONS, TRANSFER, EXCHANGE. The Convertible Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Convertible Notes may be registered and Convertible Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company and the Registrar may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar need not exchange or register the transfer of any Convertible Note or portion of a Convertible Note submitted for repurchase or surrendered for conversion.

7.	PERSONS DEEMED OWNERS. The registered holder of a Convertible Note shall be treated as its owner for all purposes.

8.	AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Convertible Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding Convertible Notes, and any existing default may be waived with the consent of the holders of a majority in principal amount of the then outstanding Convertible Notes, except a default in payment of the principal amount, accrued and unpaid interest or Fundamental Change Payment or in respect of any provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Convertible Note affected, as further described below.

Without the consent of any holder, the Company and the Trustee may amend the Indenture or the Convertible Notes to: (a) cure any ambiguity or omission or correct or supplement any defective or inconsistent provision contained in the Indenture, or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the Indenture of the holders of Convertible Notes; (b) provide for uncertificated Convertible Notes in addition to or in place of certificated Convertible Notes (so long as any uncertificated Convertible Notes are in registered form for purposes of the Internal Revenue Code of 1986, as amended); (c) evidence the succession of another Person to the Company and provide for the assumption by such successor of the covenants and obligations of the Company thereunder and in the Convertible Notes as permitted by Section 5.01 of the Indenture; (d) provide for conversion rights or repurchase rights of holders of Convertible Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 5.01 or 12.06 of the Indenture; (e) subject to Nasdaq shareholder approval rules, reduce the Conversion Price, provided the reduction will not adversely affect the interests of the holders of Convertible Notes; (f) evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee; (g) make any change that would provide any additional rights or benefits to the holders of Convertible Notes or that does not adversely affect the legal rights under the Indenture of any such holder; or (h) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

Without the consent of each holder affected, an amendment or waiver may not (with respect to any Convertible Notes held by a nonconsenting holder): (a) reduce the principal amount of Convertible Notes, reduce the rate or change the time of payment of (i) interest on any Convertible Note, (ii) the Redemption Price, (iii) the Interest Make-Whole Premium, (iv) the Fundamental Change Payment, or the Fundamental Change Make-Whole Premium with respect to any Convertible Note, or extend the stated maturity of any Convertible Note or make any Convertible Note payable in money or securities other than that stated in the Convertible Notes; (b) make any change that adversely affects the right to convert any Convertible Note or the right to require the Company to repurchase a Convertible Note; (c) reduce the percentage of holders whose consent is needed to modify, amend or waive any provision in this Indenture; (d) modify the provisions dealing with modification and waiver of the Indenture, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Convertible Note affected thereby; (e) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Convertible Notes; or (f) make any amounts payable with respect to the Convertible Notes payable in currency other than that stated in the Convertible Notes.

8.1.1.
DEFAULTS AND REMEDIES. An Event of Default is: (a) default in payment of the principal of the Convertible Notes, when due and payable at maturity, upon repurchase, upon acceleration or otherwise; (b) continuance of default for 30 days or more in payment of any installment of interest or Additional Interest on the Convertible Notes (interest or Additional Interest payable in connection with a Fundamental Change Payment (or Additional Interest, if any) paid with shares of Common Stock shall not be deemed overdue if the procedures set forth in the last sentence of the first paragraph of Section 4.01 are followed)); (c) default in the payment of the Redemption Price, the Interest Make-Whole Premium, the Fundamental Change Payment or the Fundamental Change Make-Whole Premium, as applicable, in respect of the Convertible Notes, when due and payable; (d) failure to deliver the required number of shares of Registered Common Stock together with cash in lieu of fractional shares when such shares of Registered Common Stock and cash are required to be delivered upon conversion of a Convertible Note or upon a Fundamental Change, and such default continues for a period of five Business Days or more; (e) failure to provide timely notice of a Fundamental Change; (f) default by the Company or any Subsidiary in the performance of or breach of any covenants in the Indenture (other than a default set forth in clauses (a), (b), (c), (d) or (e) above) and the failure to cure such default or breach within 60 days after receipt by the Company of written notice from the Trustee or the receipt by the Company and the Trustee of written notice from the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes; (g) (i) failure by the Company or any Subsidiary to make any payment by the end of any applicable grace period of Indebtedness (to the extent such Indebtedness exceeds $5,000,000) and continuance of such failure for thirty days, or (ii) the acceleration of such Indebtedness (to the extent such Indebtedness exceeds $5,000,000) because of a default with respect to such Indebtedness and such Indebtedness is not discharged or such acceleration is not cured, waived, rescinded or annulled within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of not less than 25% in aggregate principal amount of the Convertible Notes then outstanding; provided, however, that if any such failure or acceleration referred to in clause (i) or (ii) shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; (h) failure to pay a final, nonappealable judgment (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money entered by a court of competent jurisdiction against the Company or a Material Subsidiary, which remains unstayed, unbonded or undischarged for 60 days, provided that the aggregate amount of all such judgments exceeds $10,000,000; (i) certain events involving bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary; or (j) a court of competent jurisdiction enters a judgment, order or decree under Bankruptcy Law that is for relief against the Company or any Material Subsidiary in an involuntary case, appoints a Custodian of the Company or any Material Subsidiary or orders the liquidation of the Company or any Material Subsidiary, and in each case, such order or decree remains unstayed and in effect for 90 days.

8.1.2.
If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Convertible Notes may declare the unpaid principal of, and accrued and unpaid interest and Additional Interest, if any, on all Convertible Notes then outstanding to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Company, all outstanding Convertible Notes become due and payable without further action or notice. Holders of Convertible Notes may not enforce the Indenture or the Convertible Notes except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Convertible Notes. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Convertible Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders notice of any continuing default (except a default in payment of principal, or interest or Additional Interest, if applicable) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

9.
TRUSTEE DEALINGS WITH THE COMPANY. The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

10.
NO RECOURSE AGAINST OTHERS. No director, officer, employee, shareholder or Affiliate, as such, of the Company shall have any liability for any obligations of the Company under the Convertible Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Convertible Note waives and releases all such liability. The waiver and release are part of the consideration for the Convertible Notes.

11.	AUTHENTICATION. This Convertible Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

12.
ABBREVIATIONS. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.

13.
CONVERSION. Upon compliance with the provisions of the Indenture, each holder of Convertible Notes shall have the right, at his or her option, at any time on or after the earlier of (i) the date the Shelf Registration Statement with respect to the resale of shares of Common Stock issuable upon conversion of the Convertible Notes becomes effective and (ii) 180 days after the Issue Date, and before the close of business on the maturity date (except that, with respect to any Convertible Note or portion thereof subject to a duly completed election for repurchase by a holder or a Redemption by the Company, such right shall terminate at the close of business on the date immediately preceding the Fundamental Change Offer Termination Date or the Redemption Date, as the case may be (unless the Company defaults in the payment due upon repurchase or Redemption or such holder elects to withdraw the submission of such election to repurchase in accordance with Section 4.06 of the Indenture)), to convert the principal amount of any Convertible Note held by such holder, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Convertible Note or portion thereof to be converted by the Conversion Price in effect at the time of conversion (in each case, subject to any applicable procedures with respect to a Global Security). The conversion shall be effected upon surrender of this Convertible Note to the Company at the office or agency maintained for such purpose (and at such other offices or agencies designated for such purpose by the Company), accompanied by written notice of conversion duly executed (and if the shares of Common Stock to be issued on conversion are to be issued in any name other than that of the registered holder of this Convertible Note by instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or its duly authorized attorney) and, in case such surrender shall be made during the period from the close of business on the Regular Record Date immediately preceding any Interest Payment Date through the close of business on the last Trading Day immediately preceding such Interest Payment Date, also accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount of this Convertible Note then being converted, unless such Convertible Notes have been surrendered in conversion following the Regular Record Date immediately preceding the Maturity Date; provided, however, that any such payment may be reduced by the amount of any existing payment default with respect to this Convertible Note. Subject to the aforesaid requirement for a payment in the event of conversion after the close of business on a Regular Record Date immediately preceding an Interest Payment Date, no adjustment shall be made on conversion for interest or Additional Interest accrued hereon or for dividends on Common Stock delivered on conversion. The right to convert this Convertible Note is subject to the provisions of the Indenture relating to conversion rights in the case of certain consolidations, mergers, share exchanges or sales or transfers of substantially all the Company’s assets. The initial Conversion Price shall be $1.92, and may be adjusted from time to time in accordance with Section 12.05 of the Indenture.

A holder of Convertible Notes surrendered in connection with a Fundamental Change may receive a Fundamental Change Make-Whole Premium in accordance with Section 12.01(c) of the Indenture.

Subject to the provisions of the Indenture, the Convertible Notes shall automatically convert at any time prior to the Maturity Date if the Closing Price of the Common Stock has exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days within any 30-consecutive Trading Day period ending within five Trading Days prior to the delivery to the holders of the Automatic Conversion Notice.

Upon an Automatic Conversion, the Company will be required to pay the Interest Make-Whole Premium in cash or shares of Registered Common Stock as provided in and, subject to the limitations set forth in, the Indenture.

The Company shall not issue fractional shares or scrip representing fractions of shares of Common Stock upon any such conversion, but shall make an adjustment therefor in cash based upon the current market price of the Common Stock on the last Trading Day prior to the date of the Automatic Conversion.

14.
OPTIONAL REDEMPTION. Pursuant to Article III of the Indenture, the Company shall have the right to redeem the Convertible Notes at any time on or after February 15, 2010, on at least 30 days and no more than 60 days notice, in whole or part, in cash, at a Redemption Price equal to 100% of the principal amount of the Convertible Notes plus accrued and unpaid interest up to, but not including, the Redemption Date. Prior to February 15, 2010, the Company may not redeem the Convertible Notes. If less than all of the outstanding Convertible Notes are to be redeemed, the Trustee shall select, in principal amount at maturity of $1,000 or integral multiples thereof, the Convertible Notes to be redeemed. In such event, the Trustee shall select the Convertible Notes to be redeemed by lot, pro rata or by any other method the Trustee considers fair and appropriate or in any manner required by the Depositary.

15.
REGISTRATION RIGHTS AGREEMENT. In addition to the rights provided to the holders of Convertible Notes under the Indenture, holders of Convertible Notes will have all the rights set forth in the Registration Rights Agreement, dated as of February 20, 2007, between the Company and the Initial Purchaser (the “Registration Rights Agreement”).

The Company will furnish to any holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to Vion Pharmaceuticals, Inc., 4 Science Park, New Haven, Connecticut 06511, Attention: Corporate Secretary.

The internal laws of the State of New York shall govern the Convertible Notes, without regard to the conflict of laws provisions thereof.

FORM OF CONVERSION NOTICE

To: VION PHARMACEUTICALS, INC.

The undersigned owner of the Convertible Note hereby irrevocably exercises the option to convert this Convertible Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Vion Pharmaceuticals, Inc. in accordance with the terms of the Indenture referred to in this Convertible Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Convertible Notes representing any unconverted principal amount hereof, be issued and delivered to the owner hereof unless a different name has been indicated below. If shares or any portion of this Convertible Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest, Additional Interest and taxes accompanies this Convertible Note.

Dated:

Fill in for registration of shares if to be delivered, and Convertible Notes if to be issued, other than to and in the name of the owner

(Please Print)

Signature

Principal amount to be converted (if less than all):
(Name)

$_______,000

(Street Address)	Social Security or other Taxpayer Identification Number

(City, State and Zip Code)

DTC Participant No.:	___________________

Signature Guarantee:

Signatures must be guaranteed by an eligible Guarantor Institution (banks, brokers, dealers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares are to be issued, or Convertible Notes are to be delivered, other than to and in the name of the registered holder.

ASSIGNMENT FORM

To assign this Convertible Note, fill in the form below:

(I) or (we) assign and transfer this Convertible Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ____________________ agent to transfer this Convertible Note on the books of the Company. The agent may substitute another to act for him.

Your Signature:

(Sign exactly as your name appears on the other side of this Convertible Note)

Date: __________

Medallion Signature Guarantee:

[FOR INCLUSION ONLY IF THIS CONVERTIBLE NOTE BEARS A RESTRICTED CONVERTIBLE NOTE LEGEND] In connection with any transfer of any of the Convertible Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that such Convertible Notes are being transferred:

CHECK ONE BOX BELOW

(1)	to the Company; or

(2)	pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

(4)	pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Convertible Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Convertible Notes, such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature:

(Sign exactly as your name appears on the other side of this Convertible Note)

DTC Participant No.: ____________

Date: __________

Medallion Signature Guarantee:

OPTION OF HOLDER TO ELECT REPURCHASE

If you wish to have this Convertible Note repurchased by the Company pursuant to Section 4.06 of the Indenture, check the Box: ࿶

If you wish to have a portion of this Convertible Note purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount (in multiples of $1,000): $_________.

DTC Participant No.:

Date:________
Your Signature:
(Sign exactly as your name appears on the other side of this Convertible Note)

Medallion Signature Guarantee:

EXHIBIT B

FORM OF RESTRICTED COMMON STOCK LEGEND

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.”

B-1

EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR TRANSFER OF RESTRICTED COMMON STOCK

(Transfers pursuant to Section 12.12(c) of the Indenture)

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

Re:	Vion Pharmaceuticals, Inc. 7.75% Convertible Notes due 2012 (the “Convertible Notes”)

Reference is hereby made to the Indenture dated as of February 20, 2007 (the “Indenture”) between Vion Pharmaceuticals, Inc. and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to _______ shares of Common Stock represented by the accompanying certificates that were issued upon conversion of Convertible Notes and which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of such Common Stock.

In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

CHECK ONE BOX BELOW

(1)	to the Company; or

(2)	pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

(4)	pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any Person other than the registered holder thereof; provided , however , that if box (3) or (4) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (4) is checked such legal opinions, as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

(Name of Transferor],
By
Name:
Title:
Dated:

C-2